                                                                     EXHIBIT 4.1

================================================================================



                        ASSOCIATED MATERIALS INCORPORATED


                                       and


                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                     Trustee


                     --------------------------------------

                                    INDENTURE


                            Dated as of March 1, 1998
                     --------------------------------------





                                  $100,000,000

               9 1/4% Senior Subordinated Notes due March 1, 2008



================================================================================

                             CROSS REFERENCE TABLE*

  TIA                                                                                             Indenture
Section                                                                                           Section**
-------                                                                                           ---------
310   (a)(1).........................................................................                7.10
      (a)(2).........................................................................                7.10
      (a)(3).........................................................................                N.A.
      (a)(4).........................................................................                N.A.
      (a)(5).........................................................................                7.10
      (b)............................................................................         7.08; 7.10; 10.11
      (c)............................................................................                N.A.
311   (a)............................................................................                7.11
      (b)............................................................................                7.11
      (c)............................................................................                N.A.
312   (a)............................................................................                2.05
      (b)............................................................................               12.03
      (c)............................................................................               12.03
313   (a)............................................................................                7.06
      (b)(1).........................................................................                7.06
      (b)(2).........................................................................                7.06
      (c)............................................................................            7.06;12.02
      (d)............................................................................                7.06
314   (a)............................................................................                4.02;
      ...............................................................................          4.03(a); 12.02
      (b)............................................................................                N.A.
      (c)(1).........................................................................               12.04
      (c)(2).........................................................................               12.04
      (c)(3).........................................................................                N.A.
      (d)............................................................................                N.A.
      (e)............................................................................               12.05
      (f)............................................................................                4.03
315   (a)............................................................................                7.01
      (b)............................................................................            7.05; 12.02
      (c)............................................................................                7.01
      (d)............................................................................                7.01
      (e)............................................................................                6.11
316   (a) (last sentence)............................................................                2.08
      (a)(1)(A)......................................................................                6.05
      (a)(1)(B)......................................................................                6.04
      (a)(2).........................................................................                N.A.
      (b)............................................................................                6.07
317   (a)(1).........................................................................                6.08
      (a)(2).........................................................................                6.09
      (b)............................................................................                2.04
318   (a)............................................................................               12.01



* This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.
**     N.A. means Not Applicable



TABLE OF CONTENTS*


ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE............................................................1

     Section 1.01. Definitions....................................................................................1
     Section 1.02. Other Definitions.............................................................................18
     Section 1.03. Incorporation by Reference of Trust Indenture Act.............................................19
     Section 1.04. Rules of Construction.........................................................................19
     Section 1.05. Acts of Holders...............................................................................20

ARTICLE 2.  THE SECURITIES.......................................................................................21

     Section 2.01. Form and Dating; Payments of Interest.........................................................21
     Section 2.02. Execution and Authentication..................................................................22
     Section 2.03. Registrar and Paying Agent....................................................................23
     Section 2.05. Securityholder Lists..........................................................................24
     Section 2.06. Transfer and Exchange.........................................................................24
     Section 2.07. Replacement Securities........................................................................26
     Section 2.08. Outstanding Securities; Determinations of Holders' Action.....................................27
     Section 2.09. Temporary Securities..........................................................................28
     Section 2.10. Cancellation..................................................................................28
     Section 2.11. CUSIP Numbers.................................................................................28
     Section 2.12. Defaulted Interest............................................................................28

ARTICLE 3.  REDEMPTION...........................................................................................29

     Section 3.01. Right to Redeem; Notice to Trustee............................................................29
     Section 3.02. Selection of Securities to Be Redeemed........................................................29
     Section 3.03. Notice of Redemption..........................................................................30
     Section 3.04. Effect of Notice of Redemption................................................................31
     Section 3.05. Deposit of Equity Offering Redemption Price or Redemption Price...............................31
     Section 3.06. Securities Redeemed in Part...................................................................31

ARTICLE 4.  COVENANTS............................................................................................32

     Section 4.01. Payment of Securities.........................................................................32
     Section 4.02. SEC Reports...................................................................................32
     Section 4.03. Compliance Certificates.......................................................................33
     Section 4.04. Further Instruments and Acts..................................................................33
     Section 4.05. Maintenance of Office or Agency...............................................................33
     Section 4.06. Limitation on Restricted Payments.............................................................34
     Section 4.07. Limitation on Investments.....................................................................37
     Section 4.08. Limitation on Indebtedness....................................................................37

---------------------

* This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.


     Section 4.09. Limitation on Restricted Subsidiary Indebtedness..............................................37
     Section 4.10. Limitation On Other Senior Subordinated Indebtedness..........................................38
     Section 4.11. Limitation on Liens...........................................................................38
     Section 4.12. Limitation On Issuance of Preferred Stock by Restricted Subsidiaries..........................38
     Section 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries......38
     Section 4.14. Limitation On Sale and Leaseback Transactions.................................................39
     Section 4.15. Limitation on Transactions With Affiliates....................................................39
     Section 4.16. Limitation on Asset Dispositions..............................................................41
     Section 4.17. Repurchase Upon Change of Control.............................................................44
     Section 4.18. Payment of Taxes and Other Claims.............................................................47
     Section 4.19. Maintenance of Properties and Insurance.......................................................47
     Section 4.20. Compliance With Securities Laws Upon Purchase of Securities...................................47
     Section 4.21. Compliance With Laws Generally................................................................48
     Section 4.22. Preservation of Rights........................................................................48
     Section 4.23. Maintenance of Records; Access................................................................48
     Section 4.24. Composition of Board of Directors.............................................................48

ARTICLE 5.  SUCCESSOR CORPORATION................................................................................48

     Section 5.01. When the Company May Merge or Transfer Assets.................................................48
     Section 5.02. Successor Corporation Substituted.............................................................50

ARTICLE 6.  DEFAULTS AND REMEDIES................................................................................50

     Section 6.01. Events of Default.............................................................................50
     Section 6.02. Acceleration..................................................................................52
     Section 6.03. Remedies......................................................................................52
     Section 6.04. Waiver of Past Defaults; Recission............................................................53
     Section 6.05. Control by Majority...........................................................................53
     Section 6.06. Limitation on Suits...........................................................................54
     Section 6.07. Rights of Holders to Receive Payment..........................................................54
     Section 6.08. Collection Suit by Trustee....................................................................54
     Section 6.09. Trustee May File Proofs of Claim..............................................................55
     Section 6.10. Priorities....................................................................................56
     Section 6.11. Undertaking for Costs.........................................................................56
     Section 6.12. Waiver of Stay, Extension or Usury Laws.......................................................56
     Section 6.13. Restoration of Rights and Remedies............................................................57
     Section 6.14. Rights and Remedies Cumulative................................................................57
     Section 6.15. Delay or Omission Not Waiver..................................................................57

ARTICLE 7.  TRUSTEE..............................................................................................57

     Section 7.01. Duties of Trustee.............................................................................57
     Section 7.02. Rights of Trustee.............................................................................59
     Section 7.03. Individual Rights of Trustee..................................................................59


     Section 7.04. Trustee's Disclaimer..........................................................................59
     Section 7.05. Notice of Defaults............................................................................60
     Section 7.06. Reports by Trustee to Holders.................................................................60
     Section 7.07. Compensation and Indemnity....................................................................60
     Section 7.08. Replacement of Trustee........................................................................61
     Section 7.09. Successor Trustee by Merger...................................................................62
     Section 7.10. Eligibility; Disqualification.................................................................62
     Section 7.11. Preferential Collection of Claims Against the Company.........................................62
     Section 7.12. Trustee's Application for Instructions From the Company.......................................62

ARTICLE 8.  DISCHARGE OF INDENTURE...............................................................................63

     Section 8.01. Discharge of Liability on Securities..........................................................63

ARTICLE 9.  AMENDMENTS...........................................................................................63

     Section 9.01. Without Consent of Holders....................................................................63
     Section 9.02. With Consent of Holders.......................................................................64
     Section 9.03. Compliance With TIA...........................................................................65
     Section 9.04. Revocation and Effect of Consents, Waivers and Actions........................................65
     Section 9.05. Notation on or Exchange of Securities.........................................................65
     Section 9.06. Trustee to Sign Supplemental Indentures.......................................................65
     Section 9.07. Effect of Supplemental Indentures.............................................................66

ARTICLE 10.  SUBORDINATION OF SECURITIES.........................................................................66

     Section 10.01. Securities Subordinate to Senior Indebtedness................................................66
     Section 10.02. Payment Over of Proceeds Upon Dissolution, Etc...............................................66
     Section 10.03. Suspension of Payment When Senior Indebtedness in Default....................................68
     Section 10.04. Payment Permitted if No Default..............................................................69
     Section 10.05. Subrogation to Rights of Holders of Senior Indebtedness......................................69
     Section 10.06. Provisions Solely to Define Relative Rights..................................................70
     Section 10.07. Trustee to Effectuate Subordination..........................................................70
     Section 10.08. No Waiver of Subordination Provisions........................................................70
     Section 10.09. Notice to Trustee............................................................................71
     Section 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent...............................72
     Section 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.......72
     Section 10.12. Article Applicable to Paying Agents..........................................................72
     Section 10.13. No Suspension of Remedies....................................................................72
     Section 10.14. Trustee's Relation to Senior Indebtedness....................................................72

ARTICLE 11.  DEFEASANCE AND COVENANT DEFEASANCE..................................................................73

     Section 11.01. Option to Effect Defeasance or Covenant Defeasance...........................................73
     Section 11.02. Defeasance and Discharge.....................................................................73
     Section 11.03. Covenant Defeasance..........................................................................73


     Section 11.04. Conditions to Defeasance or Covenant Defeasance..............................................74
     Section 11.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous
                    Provisions ..................................................................................76
     Section 11.06. Reinstatement................................................................................76

ARTICLE 12.  MISCELLANEOUS.......................................................................................77

     Section 12.01. TIA Controls.................................................................................77
     Section 12.02. Notices......................................................................................77
     Section 12.03. Communication by Holders With Other Holders..................................................78
     Section 12.04. Certificate and Opinion as to Conditions Precedent...........................................78
     Section 12.05. Statements Required in Certificate or Opinion................................................78
     Section 12.06. Separability Clause..........................................................................79
     Section 12.07. Rules by Trustee, Paying Agent and Registrar.................................................79
     Section 12.08. Legal Holidays...............................................................................79
     Section 12.09.  GOVERNING LAW...............................................................................79
     Section 12.10. Successors...................................................................................79
     Section 12.11. Multiple Originals...........................................................................79
     Section 12.12. Legal Interest Limitations...................................................................80

ACCEPTANCE OF TRUST BY TRUSTEE...................................................................................80
SIGNATURES.......................................................................................................81
ACKNOWLEDGMENT...................................................................................................82

SCHEDULE I - Existing Investments

SCHEDULE II - Existing Indebtedness, Liens, Etc.

EXHIBIT A - Form of Security

EXHIBIT B - Form of Intercompany Agreement



* This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE, dated as of March 1, 1998, between Associated Materials Incorporated, a Delaware corporation (the "Company"), and U.S. Trust Company of Texas, N.A., a national banking association (the "Trustee").

                                    RECITALS

         The Company has duly authorized the creation of an issue of its 9 1/4% Senior Subordinated Notes due March 1, 2008 (hereinafter called the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

         All acts and things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with its terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01.     Definitions.

         "Acquired Indebtedness" of any particular Person means Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or that was assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition, or the acquisition of assets from such other Person.

         "Affiliate" means, with respect to a particular Person, (i) any Person that, directly or indirectly, is in control of, is controlled by, or is under direct or indirect common control with, such particular Person, (ii) any Person who is a director, executive officer or general partner (A) of such particular Person, (B) of any Subsidiary of such particular Person, or (C) of any Person described in clause (i) above, (iii) any trust or estate in which such particular Person, or the spouse or any relative of such Person, or any relative of such spouse, has a beneficial interest or as to which such particular Person, or the spouse or any relative of such particular Person, or any relative of such spouse, serves as trustee or in a similar fiduciary capacity, or (iv) the spouse or any relative of such particular Person, or any relative of such spouse. For purposes of this definition, (i) "control" of a Person shall mean the power, direct or indirect, (A) to vote five percent or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled by" have meanings correlative to the foregoing and (ii) a "relative" of a Person shall mean an ancestor, descendant or sibling of such Person. Notwithstanding the foregoing, the term "Affiliate" shall not include any Wholly-Owned Subsidiary of the Company.

         "Amercord" means Amercord Inc., a Delaware corporation and 50%-owned Affiliate of the Company as of the Initial Issuance Date.

         "Asset Disposition" means any sale, lease, conveyance, disposition or other transfer (or series of related sales, leases, conveyances, dispositions or other transfers) (including, without limitation a sale and leaseback transaction) of any Capital Stock of any Restricted Subsidiary (whether or not upon original issuance), by the Company or any Restricted Subsidiary, or of any property or other assets (each referred to for the proposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, whether for cash or other consideration, other than (i) a disposition by a Restricted Subsidiary to the Company, (ii) a disposition that is an Investment (to the extent such Investment may be deemed to constitute an Asset Disposition) or a Restricted Payment permitted under Section 4.06, (iii) sales of inventory in the ordinary course of business or the sale or disposition of damaged, worn out, or other obsolete personal property in the ordinary course of business,
(iv) a disposition that is governed by Article 5 or Section 4.17, (v) dispositions between the Company and a Wholly-Owned Subsidiary of the Company or between Wholly-Owned Subsidiaries of the Company, (vi) a disposition of Capital Stock of a Restricted Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company, or (vii) the surrender or waiver of contract rights or the settlement, release, or surrender of contract, tort, or other claims of any kind, (viii) the granting of Liens not prohibited by this Indenture, or (ix) any other disposition of Capital Stock, property or assets in a single transaction or a series of related transactions of the Company or any Restricted Subsidiary having a Fair Market Value of less than $1,000,000, provided that the Fair Market Value of all dispositions made pursuant to this clause (ix) shall not exceed $5,000,000 in the aggregate during any 12-month period. It is specifically acknowledged and agreed that neither an issuance, sale or other disposition of any Capital Stock of the Company or Amercord shall be deemed an "Asset Disposition."

         "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Agreement" means the Second Amended and Restated Loan and Security Agreement dated as of April 2, 1996, between KeyBank, N.A. and the Company, as now or hereafter amended, modified, supplemented, restructured, renewed or extended, and including each agreement, instrument or other document relating thereto or to any refinancing, refunding or replacement thereof (including any agreement increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder as permitted by this Indenture).

         "Bankruptcy Law" means the Bankruptcy Reform Act of 1978, codified at Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

         "Board of Directors" of any corporation means the Board of Directors of such corporation or any duly authorized committee of such Board of Directors.

         "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, and (ii) 65% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or Dallas, Texas are required to close.

         "Capital Stock" of any Person means any and all shares, interests, participations, rights or other equivalents (however designated) of such Person's capital stock and any warrants, rights, options and similar rights to acquire such capital stock whether now outstanding or issued after the Initial Issuance Date.

         "Capitalized Lease Obligations" means, as applied to any Person, any obligation relating to any property (whether real, personal or mixed) by that Person which, in accordance with GAAP, has been recorded as a capital lease on the balance sheet of such Person.

         "Change of Control" means (i) the acquisition, including through merger, consolidation or otherwise, by any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act) thereof, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company, other than an acquisition by a Person or Persons who on the

Initial Issuance Date are Affiliates of the Company, (ii) the election by any Person or Group, together with all affiliates and associates thereof, of a sufficient number of its or their nominees to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are affiliates or associates of such Person or Group, shall constitute a majority of such Board of Directors, other than the election by a Person or Persons who on the Initial Issuance Date are Affiliates of the Company, (iii) the approval by the Company's stockholders of any plan or proposal for the liquidation or dissolution of the Company, (iv) the consummation of any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation or (B) pursuant to which the common stock of the Company would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Company's common stock immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common equity of the continuing or surviving corporation immediately after the consolidation or merger or (v) the sale of all or substantially all of the Company's assets to any Person.

         "Company" means Associated Materials Incorporated, a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Company Request" means any written request signed in the name of the Company by an Officer of the Company.

         "Consolidated Interest Coverage Ratio" means the ratio of (i) the sum of Consolidated Net Income, Consolidated Interest Expense and Consolidated Tax Expense, plus depreciation, and, without duplication, all amortization, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis all as determined in accordance with GAAP, to (ii) pro forma Consolidated Interest Expense plus cash preferred dividends (tax-effected) for the preceding four fiscal quarters. In calculating the Consolidated Interest Coverage Ratio on a pro forma basis, (A) any Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) the actual average daily outstanding principal amount of all committed revolving credit facilities for the period for which the Consolidated Interest Coverage Ratio is being calculated shall be deemed to be outstanding, (C) if the Company or any of its Restricted Subsidiaries incurs any Indebtedness subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Interest Coverage Ratio is made, then the Consolidated Interest Coverage Ratio shall be calculated to give pro forma effect to such incurrence of Indebtedness (with any revolving Indebtedness so incurred being computed in accordance with clause (B) above) and (if applicable) the application of the net proceeds therefrom to repay other Indebtedness as if such transaction(s) had occurred at the beginning of the applicable period, and (D) (1) the acquisition of any company or business or interest therein by the Company or any Restricted Subsidiary or (2) the disposition of any Restricted Subsidiary or assets or other properties comprising a division or line of business of the Company or any Restricted Subsidiary, since the first day of such period, including any acquisition or disposition that will be consummated simultaneously with the issuance of Indebtedness giving rise to the event for which the calculation of the Consolidated Interest Coverage Ratio shall be calculated, as if such acquisition or disposition occurred at the beginning of such period.

         "Consolidated Interest Expense" of any Person means, for any period, without duplication, the total interest expense of such Person and its Subsidiaries (which as to the Company shall mean Restricted Subsidiaries only) determined on a consolidated basis in accordance with GAAP, including (i) non-cash, payable-in-kind interest, (ii) interest expense attributable to Capitalized Lease Obligations, (iii) amortization of debt discount and debt issue cost, but only with respect to transactions consummated after the Initial Issuance Date, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) net costs under Interest Rate Protection Agreements (including amortization of discount), and (vi) dividends in respect of Disqualified Stock of such Person or of Subsidiaries of such Person held by Persons other than such Person or one of its Wholly-Owned Subsidiaries (which as to the Company shall mean Restricted Subsidiaries only), but excluding capitalized interest.

         "Consolidated Net Income" of any Person means, for any period, the aggregate of the Net Income of such Person and its Subsidiaries (which as to the Company shall mean Restricted Subsidiaries only) for such period, on a consolidated basis, determined in accordance with GAAP, provided, however, excluding (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction, (ii) the Net Income of any Person accounted for by the equity method of accounting, provided, that Net Income of any such Person shall be included to the extent of dividends or distributions actually paid to the. Company or its Restricted Subsidiaries during the period in question, and (iii) the Net Income of any Restricted Subsidiary to the extent such Net Income is subject to any restrictions or encumbrances on such Subsidiary's ability to make distributions to the Company, provided, that Net Income of any such Person shall be included to the extent of dividends or distributions actually paid to the Company or its Restricted Subsidiaries during the period in question. For purposes of this definition, "Net Income" of any Person means, for any period, the net income (or loss) of such Person determined in accordance with GAAP, excluding, however, from the determination (i) any net gain or loss from extraordinary items (including upon the early extinguishment of Indebtedness) and (ii) any gain or loss realized upon the sale or other disposition during such period (including without limitation dispositions pursuant to sale and leaseback transactions) of any real property, equipment or other asset of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any Capital Stock of such Person or a Subsidiary of such Person,

         "Consolidated Net Worth" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "stockholders' equity" (or any like caption) on the consolidated balance sheet of such Person and its Subsidiaries, less amounts attributable to Disqualified Stock of such Person or any of its Subsidiaries (and, as to the Company, less amounts attributable to the Capital Stock of any Unrestricted Subsidiary).

         "Consolidated Tax Expense" means for any period the aggregate of the federal, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period, on a consolidated basis as determined in accordance with GAAP, to the extent deducted in computing Consolidated Net Income.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, commodity hedging agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values and commodity values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Indebtedness" means (i) all Indebtedness owing under the Bank Credit Agreement that constitutes Senior Indebtedness and (ii) after such Indebtedness under the Bank Credit Agreement has been paid in full or upon written consent of the Senior Indebtedness Representative with respect to such Indebtedness, any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding (including the committed but unused principal amount of any revolving Indebtedness) of at least $10,000,000 and is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "Disqualified Stock" of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable) matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the stated final maturity of the Securities; provided, however, that any Disqualified Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06.

         "Equity Offering Redemption Price" means the price at which the Company may elect to redeem, on or before March 1, 2001, up to 25% of the aggregate principal amount of the Securities, provided that, at least $65 million in aggregate principal amount of the Securities shall remain outstanding immediately after the occurrence of such redemption, which price is 109.250% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, on such amount to the redemption date.

         "Event of Default" means any of the events specified in Section 6.01(a) hereof, provided that any requirements for notice or lapse of time or both has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of any Capital Stock, property or other assets means the fair market value of such Capital Stock, property or other assets at the time of disposition, provided that any disposition or series of related dispositions having an aggregate fair market value of $1,000,000 (taking into account, without limitation, any assumption of Indebtedness in connection with such disposition) or more shall be approved in good faith by resolution of the Board of Directors of the Company, including at least a majority of the Independent Directors.

         "GAAP" means generally accepted accounting principles as applied in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, from time to time.

         "Global Security" means a Security issued to the Depositary in accordance with Section 2.02 and bearing the legend required by Section 2.02 and referred to in footnote 1 to the form of Security attached hereto as Exhibit A and including the additional schedule referred to in footnote 2 to the form of the Security attached hereto as Exhibit A.

         "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or in any manner being responsible for any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligor of such Indebtedness in any other manner of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part (including, without limiting the generality of the foregoing, payment of damages in the event of non-performance or the payment of amounts drawn down by letter of credit); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Register, and the word "majority" used in connection with the term "Holder" or "Securityholder" shall signify the "majority in principal amounts," whether or not so expressed.

         "Indebtedness" of any Person means, at any date, and without duplication, any obligation or indebtedness, whether or not contingent, for or in respect of: (i) money borrowed (whether or not for a cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalized interest (if any) in respect thereof, (ii) all obligations (if any) with respect to any debenture, bond, note or similar instrument (whether or not issued for a cash consideration and including a purchase money obligation), (iii) liabilities of such Person in respect of any letter of credit (or reimbursement agreements with respect thereto), bankers' acceptance or note purchase facility or any liability with respect to any recourse receivables purchase, factoring or discounting arrangement, (iv) all obligations of such Person with respect to Capitalized Lease Obligations (whether in respect of buildings, machinery, equipment or otherwise), (v) all obligations created or arising under any deferred purchase or conditional sale agreement or arrangement or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to financing leases, conditional sales or other title retention agreements), or other title retention agreements, except any such balance that represents a Trade Payable, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock of such Person or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; (vii) the net amount that would be payable by the Company as a result of the termination on the date of determination of Currency Agreements and Interest Rate Protection Agreements, if and to the extent any of the foregoing obligations or indebtedness described in clauses (i) through (vii) above (other than letters of credit, Currency Agreements and Interest Rate Protection Agreements) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (viii) the liquidation value of preferred stock (except that Indebtedness shall not include preferred stock of the Company), (ix) direct or indirect guarantees of all Indebtedness referred to in clauses (i) through (viii) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise (including by virtue of contractual obligations which, if material, would require quantified disclosure pursuant to Standard 47 of the Financial Accounting Standards Board) or legally binding agreements by any Person (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (D) otherwise to assure in a legally binding manner any Person to whom Indebtedness is owed against loss, and (x) all Indebtedness of the types referred to in clauses (i) through (ix) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on any asset owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of Indebtedness of any Person at any date shall be (without duplication) (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any property and assets subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Indenture Obligations" means the obligations of the Company to pay principal of, premium, if any, and interest on the Securities when due and payable, whether at maturity or on an interest payment date, or otherwise, and (to the extent lawful) as provided in the Securities, interest on the overdue principal, if any, and on the overdue installments of interest, if any, payable with respect to the Securities and performance of all other obligations of the Company to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereunder and thereunder.

         "Independent Director" means a director of the Company who (i) is not an employee or Affiliate of the Company or any Subsidiary of the Company (other than by reason of his status as a director of the Company or one or more of its Subsidiaries) and (ii) has no material business or professional relationship with the Company or any Subsidiary of the Company or any of its Affiliates. For purposes of this definition, (a) a "material business or professional relationship" means any business or professional relationship with the Company or a Subsidiary of the Company of any of the types described in, and that exceeds any applicable disclosure threshold set forth in, Item 404(b) of Regulation S-K promulgated pursuant to the Exchange Act and (b) no director designated by The Prudential Insurance Company of America, or any subsequent holder of Capital Stock of the Company held by The Prudential Insurance Company of America on the Initial Issuance Date (to the extent such subsequent holder has a contractual right to designate any director of the Company), shall be considered to be an Independent Director.

       "Initial Issuance Date" means the date of original issuance of the Securities.

         "Intercompany Agreement" means an intercompany note substantially in the form attached as an exhibit to this Indenture.

         "Interest Rate Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

         "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person, other than (i) loans or advances made to employees in the ordinary course of business not in excess of $250,000 outstanding at any time to any employee or $1,000,000 in the aggregate at any time and (ii) advances to customers in the ordinary course of business that are recorded as accounts receivable or notes receivable arising therefrom on the balance sheet of any Person or its Subsidiaries.

         "Lien" means, with respect to any assets, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such assets, whether or nor filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Proceeds" means the aggregate amount of consideration received by the Company or any of its Restricted Subsidiaries with respect to any Asset Disposition, after deducting therefrom brokerage commissions and other reasonable fees and expenses (including appraisal fees, survey charges, engineering fees, title insurance premiums, legal fees, accounting fees, finder's fees, loan origination and similar fees, underwriting fees, investment banking fees and other similar commissions or fees; any filing, recording or registration fees, costs and expenses; and any recording, transfer, sales and income taxes), and also less any amounts required to be applied substantially simultaneously with the consummation of such Asset Disposition to retire all or a portion of the Securities or Indebtedness permitted under Section 4.08 having the benefit of a Lien on the property or assets so transferred, to the extent, but only to the extent, that (i) such amounts are paid by the Company or one of its Restricted Subsidiaries or are amounts for which the Company or one of its Restricted Subsidiaries or any of their properties is directly and not contingently liable, as the case may be, and properly attributable to the transaction in respect of which such consideration is received or to the asset that is the subject of such transaction and (ii) the matters referred to in clause (i) above are set forth in a certificate signed by the principal financial officer, the President or any Vice President of the Company, the statements in which shall be true and correct in all material respects, and also less any reserve for adjustment in respect of the sale price for such Asset Disposition established in accordance with GAAP; provided, however, that Net Proceeds shall exclude non-cash proceeds (including deferred payment obligations) received from any such transaction but will include such proceeds when and as received by the Company or any Restricted Subsidiary in cash.

       "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness, following any applicable grace period or notice required to be given in connection therewith.

       "Offer" means a Change of Control Offer or Net Proceeds Offer, as the case may be.

       "Offer Purchase Date" means a Change of Control Purchase Date or Net Proceeds Purchase Date, as the case may be.

       "Officer" means, with respect to any corporation, the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation and any Person routinely performing corresponding functions with respect to such corporation.

       "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05 herein, signed on behalf of the Company by two of its Officers and delivered to the Trustee. Each such certificate shall comply with the provisions of TIA Section 314.

       "Opinion of Counsel" means a written opinion containing the information and setting forth the opinions specified in Sections 12.04 and 12.05, rendered by legal counsel who is reasonably acceptable to the Trustee. Each such opinion shall comply with the applicable provisions of TIA Section 314.

       "Payment Default" means any default in the payment of principal, premium, if any, or interest, if any, on any Designated Senior Indebtedness beyond any applicable grace period with respect thereto.

       "Permitted Indebtedness" means (i) Indebtedness of the Company or any Restricted Subsidiary on the Initial Issuance Date, (ii) Indebtedness of the Company pursuant to this Indenture, (iii) Indebtedness of the Company and/or its Restricted Subsidiaries under or with respect to, the Bank Credit Agreement that does not exceed an outstanding principal amount equal to the greater of $65,000,000 or the Borrowing Base (including for purposes of this limit, without duplication, principal amounts due under the Taxable Notes and the maximum amount that can be drawn under any letters of credit issued under the Bank Credit Agreement) determined as of the date incurred, (iv) Capitalized Lease Obligations incurred to refinance Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in existence on the Initial Issuance Date, (v) guarantees of Indebtedness of Wholly-Owned Subsidiaries of the Company, (vi) loans or advances from a Restricted Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company, provided that the obligation of such obligor is subject to an Intercompany Agreement, (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that the principal amount (or accreted value, as applicable) of such Acquired Indebtedness, together with any other outstanding Acquired Indebtedness incurred pursuant to this clause (viii) and any outstanding Refinancing Indebtedness incurred to refund, refinance or replace any Acquired Indebtedness incurred pursuant to this clause (viii), does not exceed $5,000,000, (ix) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all outstanding Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $5,000,000, (x) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company or any of its Wholly-Owned Subsidiaries, provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (B) (1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (x), (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Currency Agreements and Interest Rate Protection Agreements, (xii) guaranties by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that is otherwise permitted by Section 4.08 or 4.09, and (xiii) new Indebtedness issued to repay, renew, refund or refinance Indebtedness of the Company or any Restricted Subsidiary (such new Indebtedness being "Refinancing Indebtedness"), provided, however, that such Refinancing Indebtedness (A) does not exceed the then-outstanding principal or accreted amount less any amounts used to permanently repay or prepay such Indebtedness (plus the committed but unused principal amount of any revolving indebtedness) of, (B) ranks in right of payment to the Securities at least to the same extent as, and (C) has an Average Life and a Stated Maturity equal to, or greater than, the Indebtedness so repaid, refunded or refinanced; provided further, however, that a Restricted Subsidiary shall not incur Refinancing Indebtedness to repay, renew, refund or refinance Indebtedness of the Company or another Subsidiary of the Company.

       "Permitted Investment" means any Investment in the following kinds of instruments: (i) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America if, on the date of purchase or other acquisition of any such instrument by the Company or any Restricted Subsidiary of the Company, the remaining term to maturity or interest rate adjustment is not more than three years, (ii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances,

Eurodollar deposits, repurchase agreements and certificates of deposit) issued by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (B) such depository institution or trust company has, at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person or entity other than such institution) of such institution, at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, are rated "A" or better by Standard & Poor's Corporation ("S&P") and "A-2" or better by Moody's Investor Service, Inc. ("Moody's"), (iii) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, credit ratings of at least A-1 by S&P and P-1 by Moody's, (iv) money market mutual or similar funds having assets in excess of $100,000,000, (v) money market preferred stock rated "A" or above by S&P, (vi) demand or time deposit accounts used in the ordinary course of business with commercial banks, provided that (A) the balances thereof are at all times fully insured as to principal and interest by the Federal Deposit Insurance Corporation or any successor thereto or (B) such commercial bank has, at the time of the Company's or such Restricted Subsidiary's Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person or entity other than such institution) of such institution, at the time of the Company's or any Restricted Subsidiary's Investment therein are rated "A" or better by S&P and "A-2" or better by Moody's, (vii) (A) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed $1,000,000,
(B) any Investment in or between the Company and a Wholly-Owned Subsidiary of the Company, (C) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (1) such Person becomes a Wholly-Owned Subsidiary of the Company, or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Subsidiary of the Company, (D) any Investment made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.16, and (E) any acquisition of assets, solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company, and (viii) Investments by the Company outstanding on the date of this Indenture as described on Schedule I. In the event that either S&P or Moody's ceases to publish ratings of the type provided herein, a replacement rating agency shall be selected by the Company with the consent of the Trustee, and in each case the rating of such replacement rating agency most nearly equivalent to the corresponding S&P or Moody's rating, as the case may be, shall be used for purposes hereof.

         "Permitted Liens" means (i) Liens on assets securing Senior Indebtedness that is permitted by the terms of this Indenture to be incurred,
(ii) Liens in favor of the Company, (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company, (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition, (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workman's compensation, unemployment insurance or other obligations of a like nature incurred in the ordinary course of business and Liens securing letters of credit that secure any of the foregoing, (vi) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (ii) of Section 4.08(a) and clause (vii) of the definition of "Permitted Indebtedness" covering only the assets acquired with such Indebtedness, (vii) Liens existing on the date of the Indenture, (viii) Liens for taxes, assessments or governmental charges or claims and landlords', carriers', warehousemen's, mechanic's, materialmen's, repairmen's and other like liens, in each case for amounts that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2,500,000 at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business), and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary, (x) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, and (xi) easements, rights of way, and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property.

         "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and its Restricted Subsidiaries, and any additions and accessions thereto, that are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Initial Issuance Date (excluding the assets of any Person at the time such Person becomes a Restricted Subsidiary of the Company); provided that
(i) the security agreement, conditional sales or other title retention contract pursuant to which the Lien on such assets is created (together, for the purposes of this definition, the "Security Agreement") shall be entered into within 180 calendar days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 90% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom; provided further, that if the Company or any Restricted Subsidiary has entered into a legally binding commitment to execute a Security Agreement with respect to a specified asset or assets and the Company or such Restricted Subsidiary executes such Security Agreement within 30 calendar days after the date (for the purposes of this definition, the "commitment date") on which it entered into such commitment, the Security Agreement shall be deemed to have been entered into on the commitment date, (iv) the purchase costs for such assets are or should be included in "additions to property, plant or equipment" in accordance with GAAP, and (v) the purchase of such assets is not part of any acquisition of any Person.

         "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" when used with respect to any of the Securities to be redeemed, means the price at which such Securities are to be redeemed pursuant to this Indenture.

         "Refinancing Indebtedness" has the meaning set forth in the definition of "Permitted Indebtedness."

         "Restricted Subsidiary" means (i) any Subsidiary of the Company in existence on the Initial Issuance Date, (ii) any Subsidiary of the Company organized or acquired after the Initial Issuance Date, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors as provided in and in compliance with the definition of "Unrestricted Subsidiary," and (iii) an Unrestricted Subsidiary that is designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company; provided that, immediately after giving effect to the designation referred to in clause (iii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under Section 4.08(a). The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

         "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Register.

         "Senior Indebtedness" shall mean (i) the principal of and premium, if any, and interest on and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Initial Issuance Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities and (ii) Indebtedness outstanding on or incurred after the Initial Issuance Date under the Bank Credit Agreement, including without limitation, all principal, interest (including post-petition interest), fees, expenses, indemnification obligations and other amounts owing thereunder. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) the principal of and premium, if any, and interest on and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (b) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness that, when incurred, was without recourse to the Company, (d) any liability for federal, state, local or other taxes owed or owing by the Company, (e) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, (f) Indebtedness that is represented by Disqualified Stock, (g) amounts owing under leases (other than any Capitalized Lease Obligations), or (h) all amounts owed with respect to Trade Payables.

         "Senior Indebtedness Representative" means (a) for Senior Indebtedness outstanding under the Bank Credit Agreement, KeyBank, N.A. or its successors or assigns thereunder, so long as the Trustee shall have been notified in writing of such successors or assigns, (b) for any issue of Designated Senior Indebtedness whose holders have appointed an agent, trustee or other representative to act on their behalf, such agent, trustee or representative, and (c) for any other issue of Designated Senior Indebtedness, any holder (or holders acting jointly) of more than 50% of the aggregate outstanding principal amount thereof.

         "Stated Maturity" means, when used with respect to any Security or any other Indebtedness, the date specified in such Security or other Indebtedness as the fixed date on which an amount equal to the principal of such Security or other Indebtedness is due and payable.

         "Subsidiary" means, with respect to any Person, (i) a corporation of which more than 50% of whose Capital Stock with voting power (without regard to the occurrence of any contingency that does or may suspend or dilute the voting rights of such stock) to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has more than a 50% ownership interest and the power to direct the policies, management and affairs thereof.

          "Taxable Notes" shall mean those certain Taxable Variable Rate Demand Notes issued by the Company effective June 26, 1992, under that certain indenture between the Company and KeyBank, N.A., as Trustee.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "Trade Payables" of any Person means accounts payable or any other Indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

         "Unrestricted Subsidiary" means, until such time as any of the following may be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary," any Subsidiary of the Company or of a Restricted Subsidiary of the Company organized or acquired after the Initial Issuance Date in which all Investments by the Company or any Restricted Subsidiary of the Company are made only from funds available for the making of Restricted Payments and that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, and provided, further, that neither the Company nor any Restricted Subsidiary, or any of their assets, shall be liable in any manner, whether as an obligor, guarantor, or pledgor in respect of any Indebtedness of such Unrestricted Subsidiary, any Indebtedness being without any recourse to the Company or any of its Restricted Subsidiaries, nor shall the Company or any of its Restricted Subsidiaries have any "keep well" or other similar arrangement with any lender to an Unrestricted Subsidiary nor shall the Company or any Restricted Subsidiary be committed or obligated to purchase any minimum amount of product, finished goods or other materials or assets of any Unrestricted Subsidiary. The Company shall evidence to the Trustee any designation pursuant to the immediately preceding sentence by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made.

         "Voting Stock" means the Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of the Company.

          "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person the entire voting share capital of which, other than directors' qualifying shares if required by applicable law, is owned by such Person (either directly or indirectly through Wholly-Owned Subsidiaries), but excluding an Unrestricted Subsidiary.

         Section 1.02.     Other Definitions.


Term                                                                                                  Defined in
----                                                                                                   Section
                                                                                                        ------
"Act".........................................................................................           1.05
"Affiliate Transaction".......................................................................           4.15
"Change of Control Offer".....................................................................           4.17
"Change of Control Offer Price"...............................................................           4.17
"Change of Control Purchase Date".............................................................           4.17
"covenant defeasance".........................................................................          11.03
"defeasance"..................................................................................          11.02
"Equity Offering Redemption Price"............................................................           3.01
"Event of Default"............................................................................           6.01
"Excess Proceeds".............................................................................           4.16
"incurrence"..................................................................................           4.08
"Legal Holiday"...............................................................................          12.08
"Net Proceeds Offer"..........................................................................           4.16
"Net Proceeds Offer Amount"...................................................................           4.16
"Net Proceeds Offer Price"....................................................................           4.16
"Net Proceeds Purchase Date"..................................................................           4.16
"Notice of Default"...........................................................................           6.01
"Paying Agent"................................................................................           2.03
"Payment Blockage Period".....................................................................          10.03
"Permitted Junior Securities".................................................................          10.02
"Register"....................................................................................           2.03
"Registrar"...................................................................................           2.03
"Required Filing Dates".......................................................................           4.02
"Restricted Payments".........................................................................           4.06
"Securities Act"..............................................................................           7.04
"surviving entity"............................................................................           5.01


Term                                                                                                  Defined in
----                                                                                                   Section
                                                                                                        ------
"U.S. Government Obligations".................................................................          11.04
"85% Test"....................................................................................           4.16


         Section 1.03.     Incorporation by Reference of Trust Indenture Act.

         (a) Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture security" means any of the Securities;

         "indenture security holder" means a Holder or Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company.

         (b) All other TIA terms used in this Indenture that are defined by the TIA, by TIA reference to another statute or by the rules and regulations under the TIA have the meanings assigned to them by such definitions.

         Section 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

         Section 1.05.     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture (subject to Section 315 of the TIA) and conclusive in favor of the Trustee or the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of the Securities shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2.

                                 THE SECURITIES

         Section 2.01.     Form and Dating; Payments of Interest.

         (a) The Securities (including Global Securities) and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The form of the Securities and any notation, legend or endorsement shall be in a form acceptable to the Company. Each Security shall be dated the date of its authentication. Any portion of the text of the Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         (b) The terms and provisions contained in the Securities, attached hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (c) If so provided in a Company Request pursuant to Section 2.02, the Securities shall be issued under this Indenture in the form of Global Securities. In such case, the Depository Trust Company ("DTC") shall be the initial Depositary for such Global Securities. Global Securities will be registered in the name of the Depositary or a nominee of the Depositary. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (d) Each of the Securities shall bear interest from the applicable date and such interest shall be payable on the dates specified on the face of the form of the Securities attached hereto as Exhibit A. Subject to the provisions of Section 2.12, the Person in whose name any security is registered at the close of business on any record date with respect to any interest payment date specified therein shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date prior to such interest payment date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean February 15 or August 15, as applicable, whether or not such record date is a Business Day.

         Section 2.02.     Execution and Authentication.

         (a) The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President, its Treasurer or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries and delivered to the Trustee for authentication and registration. The signature of any such officer on the Securities may be manual or facsimile.

         (b) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         (c) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and made available for delivery hereunder.

         (d) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $100,000,000 upon a written order of the Company signed by an Officer of the Company, but without any further action by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount specified in such order, except as provided in Section 2.07. The Securities shall be issuable only in denominations of $1,000 and any integral multiple thereof.

         (e) A Company Request pursuant to the preceding paragraph shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether such Securities shall be issued in the form of definitive Securities or Global Securities. If the Company Request specifies that the Securities are to issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 2 and such Company Request, authenticate and deliver one or more Global Securities in definitive form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Securities, (ii) shall be registered in the name of the Depositary or a nominee of such Depositary, (iii) shall, at the instruction of the Company, be delivered by the Trustee to the Depositary or held by the Trustee on behalf of the Depositary, (iv) shall include and bear a legend (as set forth in footnote 1 to the form of Security attached as Exhibit A hereto) substantially to the effect that unless and until it is exchanged in whole or in part for definitive Securities, such Global Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, and (v) shall include a schedule as set forth in footnote 2 to the form of Security attached as Exhibit A hereto.

         (f) The Depositary must, at the time of its designation and at all times when it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

         (g) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

         (h) In case the Company, pursuant to Article 5, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon order of the successor Person, shall authenticate and deliver new Securities as specified in such request for the purpose of such exchange upon delivery to the Trustee of the Securities for which the new Securities of the successor Person will be exchanged. If new Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02(h) in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time outstanding held by such Holder for new Securities authenticated and delivered in such new name.

         Section 2.03.     Registrar and Paying Agent.

         (a) The Company shall maintain or cause to be maintained an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented or surrendered for purchase or payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register ("Register") of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee or the Company). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company may act as Paying Agent, Registrar or co-registrar or agent for service of notices and demands, but no Subsidiary or Affiliate of the Company may so act.

         (c) The Company initially appoints the Trustee as Registrar and Paying Agent and its agent for service of notices and demands with respect to the Securities and under this Indenture.

         Section 2.04. Paying Agent to Hold Money in Trust. Except as otherwise provided herein, prior to or on each due date of the principal, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum of money in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing (i) that such Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Securities until such sums shall be paid to the Securityholders or otherwise disposed of as provided herein, (ii) that such Paying Agent shall give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest, and (iii) that at any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, immediately pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of Holders and the Trustee.

         Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing, within ten calendar days of such written request, a list in such form as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.06.     Transfer and Exchange.

         (a) Subject to the provisions of this Section 2.06, upon surrender for registration of transfer of any Security at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in
Section 4.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

         (b) Subject to the provisions of this Section 2.06, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations containing identical terms and provisions, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

         (c) Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for definitive Securities, a Global Security may not be transferred except as a whole by the Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) If (i) the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 60 days after the Company is so informed in writing or becomes aware of the same, or (ii) an Event of Default has occurred and is continuing, the Company promptly will execute and deliver to the Trustee definitive Securities, and the Trustee, upon receipt of a Company Request for the authentication and delivery of such definitive Securities (which the Company will promptly execute and deliver to the Trustee), will authenticate and deliver definitive Securities, without charge, in an aggregate principal amount equal to the principal amount of the outstanding Global Securities, in exchange for all such Global Securities.

         (e) In any exchange provided for in the preceding paragraph, the Company will execute and the Trustee will authenticate and deliver definitive Securities in the authorized denominations provided by Section 2.02(d).

         (f) Upon the exchange of Global Securities for definitive Securities, such Global Securities shall be cancelled by the Trustee. Definitive Securities issued in exchange for Global Securities pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct and indirect participants or otherwise, shall instruct the Trustee in writing.

         (g) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder or his attorney duly authorized in writing.

         (h) The Company shall not charge a service charge for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to pay any tax or other governmental charge that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange not involving any change in ownership).

         (i) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 calendar days before a selection of Securities to be redeemed.

         (j) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

         Section 2.07.     Replacement Securities.

         (a) If any mutilated Security is surrendered to the Company or the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver or exchange therefor, a new Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding. If the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company or the Trustee pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         (e) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.08. Outstanding Securities; Determinations of Holders'
Action.

         (a) Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those replaced pursuant to Section 2.07, or purchased by the Company or the Trustee pursuant to Article 3 and those described in this
Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate thereof (including Amercord) holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Subsidiary of the Company or any Affiliate thereof shall be disregarded and deemed not to be outstanding; except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which the Trustee knows are so owned shall be disregarded as provided and the remaining Securities shall be evidenced as outstanding at the time of such determination and therefore shall be considered in any such determination (including determinations pursuant to Articles 6 and 9). Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officers' Certificate listing and identifying all Securities, if any, owned or held by or for the account of the Company, any Subsidiary of the Company or, to the knowledge of the Officers executing such Officers' Certificate, any Affiliate of the Company. The Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts of ownership by the Company and such other Persons of Securities and of the fact that all Securities not listed thereon are outstanding.

         (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         (c) If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at maturity or on a Redemption Date, money sufficient to pay the Securities payable on that date, then immediately after the date of maturity or such Redemption Date, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue.

         Section 2.09.     Temporary Securities.

         (a) Pending the preparation of definitive Securities, the Company may execute, and upon written request from the Company signed by an Officer of the Company, the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         (b) If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10. Cancellation. All Securities surrendered for payment, purchased by the Company, redeemed by the Company or the Trustee pursuant to
Article 3 or surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned by the Trustee to the Company.

         Section 2.11. CUSIP Numbers. The Company, in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any redemption shall not be affected by any defect in or omission of such numbers.

         Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall, prior to or on a subsequent special record date, pay the Trustee (or the Paying

Agent) a sum of money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, and such special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th calendar day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. Upon receipt of funds from the Company for the payment of defaulted interest, the Trustee (or the Paying Agent) shall as promptly as practicable mail to each Holder a check in payment of the amount of any such defaulted interest and, to the extent paid by the Company, interest on the defaulted interest. At least 15 calendar days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                   ARTICLE 3.

                                   REDEMPTION

         Section 3.01. Right to Redeem; Notice to Trustee.

         (a) At any time on or before March 1, 2001, and within 60 days after the closing of a public offering of common stock of the Company (an "Equity Offering"), the Company, at its option may utilize the net proceeds from any such Equity Offering to redeem up to 25% of the aggregate principal amount of the Securities at a redemption price equal to 109.250% of the principal amount thereof to be redeemed (the "Equity Offering Redemption Price"), plus accrued and unpaid interest, if any, on such amount to the redemption date, provided that at least $65,000,000 in aggregate principal amount of the Securities remain outstanding immediately after the occurrence of such redemption.

         (b) Additionally, at any time on and after March 1, 2003, the Company, at its option, may redeem all, or from time to time any part, of the Securities, in each case for cash at the Redemption Price specified in and otherwise in accordance with the provisions of the Securities.

         (c) If the Company elects to redeem Securities, it shall deliver to the Trustee a certified copy of a resolution from the Board of Directors of the Company authorizing such redemption and shall notify the Trustee in writing of the record date for determining the Holders who shall receive notice of redemption (which shall be a date after the date on which the Trustee shall receive such notice), the Redemption Date, the principal amount of Securities to be redeemed, the Equity Offering Redemption Price or Redemption Price, as applicable, and the amount of interest accrued thereon to the Redemption Date, at least 60 calendar days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.02. Selection of Securities to Be Redeemed. If less than all the outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by such other method as the Trustee may deem fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection not more than 60 calendar days and not less than 30 calendar days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions thereof selected by the Trustee shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company and the Registrar in writing of the Securities or portions of Securities to be redeemed.

         Section 3.03. Notice of Redemption.

         (a) At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at the Holder's last address, as it shall appear on the Register. A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders of Securities.

         (b) The notice shall identify the Securities to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii) the Equity Offering Redemption Price or the Redemption Price, as applicable;

                  (iii) the name and address of the Paying Agent to whom Securities are to be surrendered for payment of the Equity Offering Redemption Price or the Redemption Price, as applicable;

                  (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Equity Offering Redemption Price or the Redemption Price, as applicable, and accrued and unpaid interest;

                  (v) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (vi) that on the Redemption Date, the Equity Offering Redemption Price or the Redemption Price, as applicable, will become due and payable upon each such Security or portion thereof, and that unless the Company defaults in paying such Equity Offering Redemption Price or Redemption Price, interest shall cease to accrue on Securities called for redemption on and after the Redemption Date;

                  (vii) the CUSIP number, if any relating to such Securities;
and

                  (viii) in the case of a Security to be redeemed in part, the aggregate principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

         (c) At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company and the Trustee shall have no responsibility or liability whatsoever with regard to such notice being accurate or correct.

         (d) Upon the receipt by the Trustee of the notice of redemption, or concurrently with the mailing of the notice of redemption by the Trustee, the Trustee shall place a stop transfer order with the Registrar covering those Securities identified in the notice of redemption as being redeemed.

         Section 3.04. Effect of Notice of Redemption.

         (a) Once notice of redemption is given as provided in Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Equity Offering Redemption Price or the Redemption Price, as applicable. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent, such Securities called for redemption shall be paid at the Equity Offering Redemption Price or the Redemption Price, as applicable, plus accrued and unpaid interest to the Redemption Date, if money sufficient for that purpose has been deposited as provided in Section 3.05.

         (b) Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

         Section 3.05. Deposit of Equity Offering Redemption Price or Redemption Price. Prior to or on the Redemption Date specified in a notice of redemption given as provided in Section 3.03, the Company shall deposit with the Paying Agent (or if the Company is the Paying Agent, shall segregate and hold in trust) a sum in cash, in collected or immediately available funds, sufficient to pay the Equity Offering Redemption Price or the Redemption Price, as applicable, of all Securities to be redeemed on that date, plus accrued and unpaid interest thereon to the Redemption Date, other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company or an agent of the Company to the Trustee for cancellation.

         Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part pursuant to Section 3.01, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security in an authorized denomination equal in principal amount of the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                    COVENANTS

         Section 4.01. Payment of Securities.

         (a) The Company shall pay the principal of, premium, if any, and interest (including interest accrued on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Securities on (or prior to) the dates and in the manner provided in the Securities or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due.

         (b) The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Securities, which interest on overdue interest shall accrue from the date such amounts became overdue.

         Section 4.02. SEC Reports. So long as any Security is outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Section 13 in respect of the Securities if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates by which the Company would have been so required or any extension thereof in compliance with the rules and regulations of the SEC (the "Required Filing Dates"). The Company shall also in any event (i) within 15 days after each Required Filing Date file with the Trustee, copies of the annual reports, quarterly reports and other documents (but excluding preliminary proxy materials filed pursuant to Section 14 of the Exchange Act and Regulation 14a-6 promulgated thereunder) that the Company would have been required to file with the SEC pursuant to Section 13 of the Exchange Act in respect of the Securities as if the Company were subject to such Section and (ii) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, within 15 days after each Required Filing Date file with the Trustee and, within 30 days after each Required Filing Date, transmit by mail to all Holders, as their names and addresses appear in the Register, without cost to such Holders, copies of the reports described above. The Company also shall comply with the other provisions of TIA Section 314(a).

         Section 4.03. Compliance Certificates.

         (a) The Company shall deliver to the Trustee within 60 calendar days after the end of each of the Company's fiscal quarters (90 calendar days after the end of the Company's last fiscal quarter of each year) an Officers' Certificate stating whether or not the signers, to the best of their knowledge, know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 calendar days after the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company stating (i) that a review of the activities of the Company has been made with a view to determining whether its obligations under this Indenture have been complied with and (ii) whether to the knowledge of such officer the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.03(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the Officers' Certificate shall describe any such Default or Event of Default, and its status including its duration. The first Officers' Certificate to be delivered pursuant to this Section 4.03(a) shall be for the first fiscal quarter beginning after the Initial Issuance Date.

         (b) The Company shall deliver to the Trustee within 120 calendar days after the end of the fiscal year a written certificate signed by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (ii) whether, during the course of their audit examination anything came to their attention that caused them to believe that the Company had failed to comply with Sections 4.06, 4.08, 4.09, 4.15(b) or 4.16 insofar as they relate to accounting matters and describing the nature of any such areas of noncompliance.

         (c) The Company shall deliver to the Trustee as soon as possible and in any event within ten calendar days after the Company, as the case may be, becomes aware of the occurrence of each Default or Event of Default that is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action that the Company proposes to take with respect thereto.

         Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.05. Maintenance of Office or Agency. (a) The Company shall maintain or cause to be maintained in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee, U.S. Trust Company of Texas, N.A., c/o United States Trust Company of New York, 111 Broadway, Lower Level, New York, New York 10006-1906, Attention: Corporate Trust Department, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02 and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in location of any such other office or agency.

         Section 4.06. Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly,

                  (i) declare or pay any dividend on, or make any distribution to the holders of, any Capital Stock of the Company or a Restricted Subsidiary, other than dividends or distributions (A) from a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company or (B) payable in Capital Stock of the Company that is not Disqualified Stock;

                  (ii) purchase, repay, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries or Amercord (other than Wholly-Owned Subsidiaries of the Company), or any options, warrants or other rights to acquire such Capital Stock other than (A) in connection with a transaction whereby such Subsidiary or Amercord becomes a Wholly-Owned Subsidiary of the Company or such Subsidiary or Amercord is being merged with or into the Company or a Wholly-Owned Subsidiary of the Company in accordance with the terms of this Indenture, and (B) purchases, redemptions, acquisitions or retirements of Capital Stock of the Company from Persons holding five percent or less of the outstanding Capital Stock of the Company for an amount not to exceed an amount equal to $500,000 in the aggregate during any calendar year, plus the aggregate cash proceeds received by the Company during such calendar year from any issuance of Capital Stock by the Company to such Person.

                  (iii) prepay, repay, purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled principal payment, scheduled repayment or scheduled sinking fund payment, (A) any Indebtedness of the Company or any of its Restricted Subsidiaries that ranks pari passu with or junior in right of payment to, the prior payment of the Securities (other than the Company's 11 1/2% Senior Subordinated Notes due August 15, 2003), or (B) any Indebtedness of its Unrestricted Subsidiaries except as permitted pursuant to this Indenture;

                  (iv) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than (A) guarantees by the Company of Indebtedness of a Wholly-Owned Subsidiary of the Company, (B) guarantees of Indebtedness of the Company by any Restricted Subsidiary, (C) guarantees of Indebtedness of any Subsidiary or Amercord pursuant to a transaction whereby any such Subsidiary or Amercord would become a Wholly-Owned Subsidiary of the Company, or (D) guarantees by a Restricted Subsidiary of Indebtedness of another Restricted Subsidiary, in each case in accordance with the terms of this Indenture, including (x) the execution by the obligor of such obligation of an agreement substantially in the form of the Intercompany Agreement and (y) if the foregoing is related to Indebtedness that is not Senior Indebtedness, the inclusion of subordination provisions substantially similar to those set forth in Article 10 of this Indenture which subordinate such guarantee to the Securities to the same extent as if the Securities were Senior Indebtedness with respect to such guarantee); or

                  (v) make any Investment (other than as permitted in the preceding clauses (ii) and (iv) or a Permitted Investment) in any Person, other than an Investment in a Subsidiary or Amercord if such Subsidiary or Amercord becomes a Wholly-Owned Subsidiary of the Company in connection with such Investment, provided that to the extent applicable (A) the obligation of the obligor in any such Investment is subject to an Intercompany Agreement and (B) the agreement governing any obligation to fund the Investment includes provisions substantially similar to those set forth in Article 10 of this Indenture which subordinate the Investment to the Securities to the same extent as if the Securities were Senior Indebtedness,

(such payments or other actions described in the foregoing clauses (i) through (v) are collectively referred to as "Restricted Payments"), if at the time of any such Restricted Payment, and after giving effect thereto on a pro forma basis, (A) a Default or an Event of Default exists or shall have occurred and be continuing or would result therefrom, or (B) the aggregate amount of all Restricted Payments declared or made after the Initial Issuance Date including such Restricted Payment (the amount of any such payment, if other than cash, shall be the amount approved in good faith by resolution of the Board of Directors of the Company, including at least a majority of the Independent Directors) shall exceed the sum of:

                  (1) 50% of the Consolidated Net Income, or, in the event the aggregate Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company and its Restricted Subsidiaries earned on a cumulative basis during the period beginning on the last day of the Company's last fiscal quarter that ended prior to the Initial Issuance

         Date to the end of the fiscal quarter immediately preceding the date of such Restricted Payment (treated as a single accounting period), plus
         (2) 100% of the aggregate net proceeds received by the Company as capital contributions to the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or Amercord) of Capital Stock (other than Disqualified Stock) of the Company, including any such shares issued upon exercise of any warrants, options or similar rights subsequent to the Initial Issuance Date (but not including any amount received by the Company from the purchase of Capital Stock to the extent such amounts were already taken into account in clause
         (ii)(B) above), plus (3) the net proceeds received by the Company from the issuance or sale of Indebtedness for cash that is convertible into Capital Stock of the Company after the Initial Issuance Date, to the extent that such Indebtedness is actually converted into Capital Stock (other than Disqualified Stock), plus (4) 100% of the net cash proceeds received by the Company or any of its Restricted Subsidiaries in connection with a sale, disposition or liquidation of any Investment in an Unrestricted Subsidiary that was made in accordance with this
         Section 4.06, plus (5) 100% of the net cash proceeds received by the Company from (a) the sale or other disposition of the Capital Stock of Amercord, (b) any dividend or other distribution from Amercord, or (C) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08 and after giving pro forma effect to the Restricted Payment as if the Restricted Payment had been made at the beginning of the applicable four quarter period.

         (b) Notwithstanding any provision in this Section 4.06, in no event shall the Company or any of its Restricted Subsidiaries make any Investment in any Unrestricted Subsidiary by any means other than by way of cash made available through the foregoing test.

         (c) The provisions of this Section 4.06 shall not prevent (i) the payment of any dividend within 60 calendar days after the date of its declaration if the dividend would have been permitted on the date of declaration, (ii) the declaration or payment of any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock), (iii) the declaration or payment of any dividend or other distribution payable from an Unrestricted Subsidiary to the Company or any Wholly-Owned Subsidiary, and (iv) the making of additional Restricted Payments in a cumulative amount not to exceed $5,000,000 from the Initial Issuance Date. For purposes of calculating the aggregate amount of Restricted Payments made pursuant to Section 4.06(a), payments made under Section 4.06(c)(i) shall be included in such amount, provided, that dividends paid within 60 calendar days of the date of declaration shall be deemed to be paid at the date of declaration.

         (d) Prior to making any Restricted Payment under this Section 4.06, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments was determined and stating that no Default or Event of Default exists and is continuing and no Default or Event of Default shall result from making the

Restricted Payment. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of such computation and shall be fully protected from any liability incurred by it resulting from its reliance on such Officers' Certificate.

         Section 4.07. Limitation on Investments. Except for Investments permitted under Section 4.06, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Investments other than Permitted Investments.

         Section 4.08.     Limitation on Indebtedness.

         (a) Subject to the other provisions of this Section 4.08, the Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become directly or indirectly liable or responsible for (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, unless at the time of such event (i)(A) any such Indebtedness or Acquired Indebtedness (other than Senior Indebtedness) has no sinking fund or amortization payment date or final maturity prior to the Stated Maturity of the Securities and (B) in the case of Indebtedness subordinated in right of payment to the Securities, the instrument evidencing such Indebtedness shall include subordination provisions substantially similar to those set forth in Article 10 of this Indenture subordinating such Indebtedness to the same extent as if the Securities were Senior Indebtedness with respect to such Indebtedness and (ii) after giving effect to the incurrence of such Indebtedness and to any acquisition being financed through the incurrence of such Indebtedness and to any Acquired Indebtedness incurred or assumed therewith on a pro forma basis, the Consolidated Interest Coverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0.

         (b) The Company shall not suffer to exist any Indebtedness existing on the Initial Issuance Date, other than Indebtedness described on Schedule II.

         Section 4.09. Limitation on Restricted Subsidiary Indebtedness. The Company will not permit any Restricted Subsidiary to issue, incur, guarantee, assume or in any other manner become directly or indirectly liable or otherwise responsible for (collectively, "issue"), any Indebtedness except Permitted Indebtedness and (i) Indebtedness issued to and held by the Company, (ii) Indebtedness issued and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary (other than Indebtedness issued in connection with or in anticipation of its becoming a Restricted Subsidiary),
(iii) guarantees of Indebtedness of the Company or another Restricted Subsidiary, or (iv) Indebtedness issued to refund or refinance Indebtedness referred to in clauses (i) or (ii), provided that the Indebtedness so issued will have (A) a Stated Maturity later than the Stated Maturity of the Indebtedness being refunded or refinanced, (B) an Average Life at least equal to the Average Life of the Indebtedness being refunded or refinanced, and (C) a principal amount (1) not in excess of the principal amount of the Indebtedness being refunded or refinanced plus (2) the principal amount of any unused revolving credit facility being refunded or refinanced.

         Section 4.10. Limitation On Other Senior Subordinated Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or be responsible for, or permit to remain outstanding, any Indebtedness (other than the Securities) that is subordinate or junior in right of payment to any Senior Indebtedness of the Company, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Securities pursuant to subordination provisions substantially similar to those set forth in Article 10.

         Section 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or Trade Payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the Securities, then the Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the Securities, any such Lien shall be subordinated to a Lien granted to the Holders of the Securities in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Securities.

         Section 4.12. Limitation On Issuance of Preferred Stock by Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to issue any preferred or preference stock other than to the Company or to a Wholly-Owned Subsidiary of the Company, except for preferred stock issued by a Person prior to the time (i) such Person becomes a Restricted Subsidiary (other than preferred stock issued in connection with or in anticipation of such Person becoming a Restricted Subsidiary), (ii) such Person merges with or into a Restricted Subsidiary or (iii) a Restricted Subsidiary of the Company merges with or into such Person; provided that such preferred stock was not issued by such Person in anticipation of the type of transaction contemplated by clauses
(i), (ii) or (iii).

         Section 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Restricted Subsidiary to (i) pay dividends or make any other distributions (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make any Investment in the Company or any of its Restricted Subsidiaries, (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, (v) grant liens or security interests on such Restricted Subsidiary's assets in favor of the Holders (other than the subordination of such liens and security interests to liens and security interests securing Senior Indebtedness), or (vi) guarantee the Securities or any renewals or refinancings thereof (other than the subordination of any such guarantee to Senior Indebtedness on terms substantially the same as the subordination contained in this Indenture), except for such encumbrances or restrictions existing under or by reason of (A) scheduled written agreements in effect on the Initial Issuance Date or under any agreement that extends, renews, refinances or replaces the agreements containing such restrictions, provided, that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, (B) applicable law, (C) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (D) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (E) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired, (F) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (G) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (H) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.11 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (I) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (J) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

         Section 4.14. Limitation On Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction unless (i) the Company or such Restricted Subsidiary could have incurred the Indebtedness (if any) relating to such sale and leaseback transaction under Section 4.08 and Section 4.11, and (ii) the net proceeds (other than reasonable transaction costs) of such sale transaction are at least equal to the fair loanable value (as approved in good faith by the Company's Board of Directors) of the property so sold.

         Section 4.15.     Limitation on Transactions With Affiliates.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with an Affiliate (including an Unrestricted Subsidiary) (an "Affiliate Transaction"), unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arms' length transaction with an entity that is not an Affiliate.

         (b) The Company shall not, and shall not permit any of the Restricted Subsidiaries of the Company to, enter into (i) an Affiliate Transaction involving or having a potential value of more than $1,000,000 unless the Company delivers an Officers' Certificate to the Trustee generally describing such transaction and certifying that the transaction has been approved in good faith by resolution of the Board of Directors of the Company (including a majority of the Independent Directors) or a committee of Independent Directors and such resolution provides that such Affiliate Transaction complies with the requirements of this Section 4.15 or (ii) an Affiliate Transaction (or a series of related Affiliate Transactions) involving or having a potential value of more than $5,000,000 (other than an Affiliate Transaction relating to compensation arrangements for employees who are not otherwise Affiliates), unless (x) the Company delivers an Officers' Certificate to the Trustee to the same effect as described in clause (i) hereinabove and (y) the Company has received an opinion of an independent accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as applicable, from a financial point of view, a copy of which opinion shall be delivered to the Trustee along with the Officers' Certificate described in clause (x) above. The Trustee shall have no duty or responsibility to determine the accuracy and correctness of such Officers' Certificate or the reasonableness of the opinion of the accounting, appraisal or investment banking firm and shall be fully protected from any liability incurred by it resulting from its reliance on such Officers' Certificate and fairness opinion.

         (c) Notwithstanding anything to the contrary contained herein, the foregoing provisions shall not apply to (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) payment of indemnities and fees to directors of the Company and any of its Restricted Subsidiaries, (iii) payments pursuant to any tax sharing agreement or arrangement among the Company and its Subsidiaries; provided, however, the tax sharing agreement shall provide that each Unrestricted Subsidiary shall pay annually (or more frequently if required to make estimated tax payments) to the Company an amount equal to the amount of income tax that such Unrestricted Subsidiary would have paid if the Unrestricted Subsidiary's income tax liability was determined as if it were not a member of a consolidated group, and such amount shall be paid prior to the date the Company must make payment to the relevant taxing authority; (iv) any management arrangement relating to Amercord, on terms that are not materially less favorable to the Holders than the management agreement among Amercord, the Company and Ivaco that is in effect on the Initial Issuance Date, provided that such agreement may be terminated or the amounts payable to the Company thereunder may be modified at the option of the Company; provided, that, such amended or modified management arrangement has been approved by the Company's Board of Directors; (v) transactions between or among the Company and any Wholly-Owned Subsidiary; (vi) transactions between or among the Company and/or its Restricted Subsidiaries that are permitted elsewhere in this Indenture; and (vii) (A) that certain Stockholders' Agreement among the Company, The Prudential Insurance Company of America and the Winspear Family Limited Partnership, and (B) that certain Registration Rights Agreement among the Company, The Prudential Insurance Company of America, the Winspear Family Limited Partnership and certain other parties thereto, all as in effect on the Initial Issuance Date or as thereafter amended or modified such that the terms thereof are not materially less favorable to the Holders; provided, that, any such amendment or modification has been approved by the Company's Board of Directors (including a majority of the Independent Directors).

         Section 4.16.     Limitation on Asset Dispositions.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Asset Disposition, unless (i) the consideration received from such Asset Disposition is at least equal to the Fair Market Value of the Capital Stock, property or other assets sold (as certified by an Officer's Certificate delivered to the Trustee with the resolution of the Board of Directors attached thereto) and (ii) at least 85% of the consideration received from such Asset Disposition is in the form of cash or cash equivalents (the "85% Test"), provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary that are assumed by the transferee in any Asset Disposition (other than liabilities that are incurred in connection with or in anticipation of such Asset Disposition) as a credit against the purchase price therefor and any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee in exchange for any such assets that are converted into cash within 30 calendar days of the receipt of such notes or other obligations (to the extent of cash received) shall be deemed to be cash to the extent of the amount credited or received for purposes of the 85% Test. To the extent that, within 360 calendar days following the Asset Disposition, the Company does not apply, or does not cause its Restricted Subsidiary to apply, the Net Proceeds to (i) the repayment of Senior Indebtedness or (ii) acquire one or more Persons or businesses engaged in, or assets used in, similar lines of business conducted by the Company as of the Initial Issuance Date, or enter into a binding contract to use Net Proceeds for the purposes set forth in this clause (ii), or (iii) reimburse the Company or its Restricted Subsidiaries for expenditures made and costs incurred to repair, rebuild, replace, or restore property subject to loss, damage or taking to the extent the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking (the Net Proceeds that are not applied as provided in clauses (i), (ii) or (iii) shall constitute "Excess Proceeds"), then the Company shall make an offer (a "Net Proceeds Offer") to purchase Securities outstanding in an aggregate principal amount at least equal to such Excess Proceeds on a date not later than 410 calendar days after the date of such Asset Disposition (the "Net Proceeds Purchase Date") at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Net Proceeds Purchase Date (the "Net Proceeds Offer Price"). Until such time as the Net Proceeds from any Asset Disposition are applied in accordance with the second sentence of this Section 4.16(a), the Company may temporarily reduce revolving credit borrowings under the Bank Credit Agreement or otherwise invest such Net Proceeds in any other manner not prohibited by this Indenture. For purposes of this Section 4.16, the principal amount of Securities for which a Net Proceeds Offer shall be made is referred to as the "Net Proceeds Offer Amount." To the extent that any Excess Proceeds remain after consummation of a Net Proceeds Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

         (b) Notwithstanding the foregoing Section 4.16(a), (i) the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Disposition of all of the Capital Stock of such Restricted Subsidiary and (ii) the Company shall not be required to make a Net Proceeds Offer unless the aggregate amount of the Excess Proceeds from one or more Asset Dispositions exceeds $5,000,000.

         (c) Notice of a Net Proceeds Offer shall be mailed by the Trustee (at the Company's expense) not less than 45 calendar days nor more than 60 calendar days before the Net Proceeds Purchase Date to each Holder of the Securities at such Holder's last registered address appearing in the Register. The Net Proceeds Offer shall remain open from the time of mailing until the Net Proceeds Purchase Date. The notice shall be accompanied by (1) the most recently filed Annual Report on Form 10-K of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company, and any Current Report on Form S-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.02), (2) a description of any material developments in the Company's business since the latest annual or quarterly report filed with the Trustee pursuant to Section 4.02 and, if material, any appropriate pro forma financial information (including, but not limited to, pro forma income, cash flow and capitalization after giving effect to such Asset Disposition) and (3) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision. The Company shall provide the Trustee with copies of all materials to be delivered with such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. The notice shall state:

                  (i) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Net Proceeds Offer Price and the date by which a Holder must give notice of such Holder's interest to tender pursuant to the Net Proceeds Offer;

                  (ii) that the Net Proceeds Offer is being made pursuant to this Section 4.16 and the reason for the Net Proceeds Offer;

                  (iii) the Net Proceeds Offer Price, the Net Proceeds Offer Amount and the Net Proceeds Purchase Date;

                  (iv) the name and address of the Paying Agent and the Trustee and that Securities must be surrendered to the Paying Agent to collect the purchase price;

                  (v) that any Security not tendered or accepted for payment shall continue to accrue interest;

                  (vi) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Purchase Date;

                  (vii) that each Holder electing to have a Security purchased pursuant to a Net Proceeds Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Purchase Date;

                  (viii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Net Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the certificate number of the Securities the Holder delivered and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (ix) that if Securities in a principal amount in excess of the Net Proceeds Offer Amount are surrendered pursuant to the Net Proceeds Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                  (x) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                  (xi) any other information required by applicable law, rules and regulations including a description of the Company's intended uses for the Excess Proceeds that are not applied to the repurchase of Securities pursuant to a Net Proceeds Offer.

         (d) To the extent that any of the procedures relating to the making and accepting of a Net Proceeds Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, shall govern such Net Proceeds Offer in lieu of, and only to the extent of, such conflicting procedures.

         (e) On the Net Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof surrendered pursuant to the Net Proceeds Offer (on a pro rata basis if required pursuant to clause (ix) of Section 4.16(d)), (ii) deposit with the Paying Agent money in immediately available funds, sufficient to pay the Net Proceeds Offer Price of all Securities or portions thereof so accepted, and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or an Event of Default has occurred and is continuing on the Net Proceeds Purchase Date, the Paying Agent shall as promptly as practicable mail to each Holder of Securities so accepted a check in payment of an amount equal to the Net Proceeds Offer Price of such Securities, and the Company shall execute and the Trustee shall as promptly as practicable authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be as promptly as practicable mailed or delivered by the Company to the Holders thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as promptly as practicable after the Net Proceeds Purchase Date. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

         (f) The text of the notice of the Net Proceeds Offer shall be prepared by the Company and the Trustee shall have no responsibility or liability whatsoever with regard to or for the accuracy, correctness or completeness of the information contained in or accompanying such notice.

         (g) Upon completion of a Net Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

         Section 4.17.     Repurchase Upon Change of Control.

         (a) Within 30 calendar days following the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to Securityholders to repurchase any and all of the Securities (in denominations of $1,000 or integral multiples of $1,000) at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase ("Change of Control Offer Price").

         (b) The Company shall provide the Trustee with notice of a Change of Control Offer and with all information required to accompany such notice, not more than 20 calendar days after the Change of Control.

         (c) Notice of a Change of Control Offer shall be mailed by the Trustee (at the Company's expense) not more than 30 calendar days after the Change of Control to each Holder of the Securities at such Holder's last registered address appearing in the Register. The Change of Control Offer shall remain open from the time of the mailing until the Change of Control Purchase Date. The notice shall be accompanied by (i) the most recently filed Annual Report on Form 10-K of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.02), (ii) a description of any material developments in the Company's business since the latest annual or quarterly report filed with the Trustee pursuant to Section 4.02 and, if material, any appropriate pro forma financial information (including but not limited to pro forma income, cash flow and capitalization after giving effect to such Change of Control) and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision. The Company shall provide the Trustee with copies of all materials to be delivered with such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. The notice shall state:

                  (i) that the Change of Control Offer is being made pursuant to this Section 4.17 and the reason for the Change of Control Offer and that all Securities tendered shall be accepted for payment;


                  (ii) the material circumstances and relevant material facts regarding such Change of Control;

                  (iii) the purchase price and the purchase date, which shall be 25 Business Days from the date such notice is mailed or, if acceptance for payment and payment is not then lawful, on the earliest subsequent Business Day on which acceptance for payment and payment is then lawful (a "Change of Control Purchase Date");

                  (iv) the name and address of the Paying Agent and the Trustee and that Securities must be surrendered to the Paying Agent to collect the purchase price;

                  (v) that any Security not tendered or accepted for payment shall continue to accrue interest;

                  (vi) that any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (vii) that each Holder electing to have a Security purchased pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Purchase Date;

                  (viii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the certificate number of Securities the Holder delivered and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (ix) that Holders shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered if such Holders only desire part of such Securities to be purchased; and

                  (x) any other information required by applicable law, rules and regulations.

         (d) To the extent that any of the procedures relating to the making and accepting of a Change of Control Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Change of Control offer in lieu of, and only to the extent of, such conflicting procedures.

         (e) On the Change of Control Purchase Date, the Company shall, to the extent lawful (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in immediately available funds, sufficient to pay the Change of Control Offer Price of all Securities or portions thereof so accepted, and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or an Event of Default has occurred and is continuing on the Change of Control Purchase Date, the Paying Agent shall as promptly as practicable mail or deliver to each Holder of Securities so accepted a check in payment of an amount equal to the Change of Control Offer Price of such Securities, and the Company shall execute and the Trustee shall as promptly as practicable authenticate and mail or deliver to such Holder, a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be as promptly as practicable mailed or delivered by the Company to the Holders thereof. The Company shall publicly announce the results of the Change of Control Offer on or as promptly as practicable after the Change of Control Purchase Date. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

         (f) The Company covenants that within 20 days following a Change of Control and prior to the mailing of the Change of Control notice to Holders, the Company shall either (1) repay in full all Senior Indebtedness whose terms require such payment in connection with such event or prohibit repurchase of the Securities or (2) obtain the requisite consent from holders of such Senior Indebtedness not repaid in order to permit the repurchase of the Securities as provided for in this Section 4.17. The Company shall comply with the provisions of this Section 4.17(f) before it shall be required to repurchase the Securities upon a Change of Control, and any material failure to comply with this paragraph shall constitute a Default in the performance of a covenant for purposes of determining whether an Event of Default has occurred.

         (g) The text of the notice of the Change of Control Offer shall be prepared by the Company and the Trustee shall have no responsibility or liability whatsoever with regard to or for the accuracy, correctness or completeness of the information contained in or accompanying such notice.

         Section 4.18. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property or any Restricted Subsidiary and (ii) all lawful, material claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any Restricted Subsidiary; provided that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

         Section 4.19.     Maintenance of Properties and Insurance.

         (a) The Company shall cause all material properties owned by, or leased to, it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of such Restricted Subsidiary to be maintained and kept in normal condition, repair and working order, reasonable wear and tear, acts of God and (subject to Section 4.19(b)) uninsured casualties excepted, and supplied with all necessary equipment and shall cause to be made all reasonable repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
4.19 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, if such discontinuance is, in the judgment of the Board of Directors of the Company or such Restricted Subsidiary, or of any officer (or other agent employed by the Company or any such Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary and if such discontinuance is not adverse in any material respect to the Securityholders.

         (b) The Company shall provide or cause to be provided, for itself and any Restricted Subsidiaries of the Company, insurance (or self insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated.

         Section 4.20. Compliance With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 4.16 or 4.17 hereof, the Company shall (i) comply with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) otherwise comply, in all material respects, with all federal and state securities laws, and the rules and regulations promulgated thereunder, so as to permit the rights and obligations under Sections 4.16 and 4.17 to be exercised in the time and in the manner specified in such Sections.

         Section 4.21. Compliance With Laws Generally. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply in all material respects with all applicable federal, state, local or foreign laws, rules, regulations or ordinances, including without limitation such laws, rules, regulations or ordinances relating to pension, environmental, employee and tax matters, except where the failure to so comply would not have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole.

         Section 4.22. Preservation of Rights. Subject to Article 5 hereof, the Company shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve and keep in full force and effect (i) its respective corporate existence, rights (charter and statutory), licenses and franchises and (ii) its respective registered trademarks, trade names and service marks, in each case; provided, however, that the Company shall not be required to preserve any such right, license, franchise or corporate existence of a Restricted Subsidiary, or any trademark, trade name or service mark, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders of Securities.

         Section 4.23. Maintenance of Records; Access. The Company shall make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Restricted Subsidiaries. The Company shall permit the Trustee to examine and inspect such books, records and accounts upon request of the Trustee.

         Section 4.24. Composition of Board of Directors. The Company shall use its best efforts to include at all times not less than two Independent Directors as members of the Board of Directors of the Company; provided, that neither the Company nor any Restricted Subsidiary shall engage in any transaction or take any other action requiring approval of the Board of Directors, including at least a majority of the Independent Directors, until such time as the Board of Directors includes at least two Independent Directors.

                                   ARTICLE 5.

                              SUCCESSOR CORPORATION

         Section 5.01. When the Company May Merge or Transfer Assets. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, (x) consolidate with or merge with or into or convey, transfer, sell, assign, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety (either in one transaction or a series of transactions) to any Person (other than the Company or a Wholly-Owned Subsidiary of the

Company), or (y) permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to consolidate with or merge with or into the Company or any Restricted Subsidiary of the Company or convey, transfer or lease its properties and assets substantially as an entirety (either in one transaction or a series of transactions) to the Company or Restricted Subsidiary of the Company (except that a Wholly-Owned Subsidiary of the Company may merge into or transfer all or substantially all of its assets to the Company or a Wholly-Owned Subsidiary of the Company), unless:

                  (i) the Company or a Wholly-Owned Subsidiary of the Company shall be the continuing Person, or, in the case of a consolidation, merger or other transaction described in clauses (x) or (y) of this Section 5.01 involving the Company in which the Company is not the continuing or acquiring Person, the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, substantially as an entirety, are transferred (the "surviving entity") shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

                  (iii) the Company or, in the case of a consolidation or merger or other transaction described in Section 5.01 involving the Company in which the Company is not the continuing Person, the surviving entity, after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.08;

                  (iv) immediately after giving effect to any such transaction that involves either the merger or consolidation of the Company or a Restricted Subsidiary, or the sale of all or substantially all of the assets of the Company, the Consolidated Net Worth of the Company, or, in the case of a consolidation or merger involving the Company in which the Company is not the continuing Person, the surviving entity, shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and

                  (v) either the Company or the surviving entity shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transactions have been complied with.

         Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger or any other transaction described in Section 5.01, in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and thereafter, if the Company is dissolved following a transfer of all or substantially all of its assets in accordance with this Article 5, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

         Section 6.01.     Events of Default.

         (a) An "Event of Default" occurs if one of the following shall have occurred and be continuing, whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article 10 or be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                  (i) the Company defaults in the payment of (A) the principal of (or premium, if any, on) any Securities when the same becomes due and payable at maturity, by acceleration or otherwise, on the required payment date thereof,
(B) the Equity Offering Redemption Price or Redemption Price on any Redemption Date, or (C) the Change of Control Offer Price or the Net Proceeds Offer Price on the applicable offer purchase date relating to such offer;

                  (ii) the Company defaults in the payment of interest on any Security or in the payment of any other amount owing under this Indenture or the Securities when the same becomes due and payable, whether or not such payment shall be prohibited by this Indenture, or the Company defaults in the performance of, or breaches, the terms of the covenants and agreements as contained in Section 4.06 and 4.08, and such default continues for a period of 30 calendar days;

                  (iii) the Company defaults in the performance of, or breaches, the terms of the covenants and agreements contained in Section 5.01;

                  (iv) the Company fails to comply with, or breaches, any of its covenants or agreements in the Securities or this Indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in this Article 6) and such failure or breach continues for 60 calendar days after receipt by the Company of a Notice of Default;

                  (v) the Company or any Restricted Subsidiary of the Company defaults in the payment of any principal of or interest on any Indebtedness (other than Indebtedness constituting reimbursement obligations with respect to the letter(s) of credit securing the Taxable Notes to the extent such default does not also constitute a default under the Bank Credit Agreement) when due (after giving effect to any applicable grace period under such Indebtedness) and the principal amount of such Indebtedness exceeds $5,000,000 in the aggregate;

                  (vi) an event of default on any other Indebtedness of the Company or any Restricted Subsidiary of the Company having an aggregate amount outstanding in excess of $5,000,000 (excluding the Taxable Notes to the extent such default does not also constitute an event of default under the Bank Credit Agreement), and such event of default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable in advance of its scheduled maturity;

                  (vii) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)   commences a voluntary case or proceeding,

                           (B)   consents to the entry of an order for relief
against it in an involuntary case or proceeding,

                           (C)   consents to the appointment of a Custodian of
the Company or for all or substantially all of its property,

                           (D)   makes a general assignment for the benefit of
its creditors, or

                           (E)   admits in writing its inability to pay its
debts generally as they become due;

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)   is for relief against the Company or any
Restricted Subsidiary in an involuntary case or proceeding,

                           (B)   appoints a Custodian of the Company or any
Restricted Subsidiary or for all or substantially all of its respective properties, or

                           (C)   orders the winding up or the liquidation of
the Company or any Restricted Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 calendar days; or

                  (ix) judgments for the payment of money which in the aggregate exceed $5,000,000 (net of amounts covered by insurance as to which a claim has been made and no reservation of rights is being asserted by such carrier) shall be rendered against the Company or any material Restricted Subsidiary by a court of competent jurisdiction and

                                  (A) any creditor has commenced any enforcement
proceeding upon such judgment in accordance with applicable law and such enforcement proceeding is not stayed or dismissed within five Business Days of the commencement thereof, or

                                  (B) any such judgment shall remain unstayed
or undischarged for a period of 60 calendar days.

         (b) A Default under clause (iv) of Section 6.01(a) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (iv) of Section 6.01(a) after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         (c) Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of a Default or an Event of Default under this Indenture unless and until written notice thereof has been given to the Trustee by the Company.

         (d) Concurrently with the delivery to the Company of a Notice of Default pursuant to Section 6.01(b) or a notice of acceleration of the maturity of the Securities, if any, pursuant to Section 6.02, the Trustee shall use reasonable efforts to deliver a copy of such notice to KeyBank, N.A. (or its successor or assign, so long as the Trustee shall have been notified in writing of such successor or assign).

         Section 6.02. Acceleration. If any Event of Default under clauses (i)
(ii), (iii) (iv), (v), (vi) or (ix) of Section 6.01(a) occurs and is continuing, then the Trustee, in its sole discretion, or the Holders of at least 25% in aggregate principal amount of the Securities may declare principal of the Securities and accrued interest immediately due and payable. If any Event of Default under clauses (vii) or (viii) of Section 6.01(a) occurs, all principal and interest on the Securities will immediately become due and payable. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee and to the Company may rescind an acceleration (except an acceleration due to a default in payment of the principal or interest on any of the Securities) upon conditions provided in this Indenture.

         Section 6.03.     Remedies.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         (b) The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04.     Waiver of Past Defaults; Recission.

         (a) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may waive an existing Default and its consequences except (x) an Event of Default described in Section 6.01(a)(i) or (ii), or (y) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section
6.04 shall be in lieu of Section 316(a)l(B) of the TIA and said Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (b) At any time after a declaration of acceleration (with respect to an Event of Default other than those described in Section 6.04(a) (x) or (y) above) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article 6, the Holders of a majority in aggregate principal amount of the Securities outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under
Section 7.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (B) the principal, premium (if any), and interest on any Securities which have become due otherwise than by such declaration of acceleration and overdue interest thereon (to the extent of such overdue interest at the rate borne by the Securities); and (ii) the rescission would not conflict with any judgment or decree and if all existing Events of Default, other than the non-payment of amounts owing on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 6.04(a).

         Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. This Section 6.05 shall be in lieu of Section 316(a)l(A) of the TIA and said Section 316(a)l(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.06.     Limitation on Suits.

         (a) A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue remedies in respect of such Event of Default;

                  (iii) such Holder or Holders offer and provide to the Trustee security or indemnity against any loss, liability or expense reasonably satisfactory to the Trustee;

                  (iv) the Trustee does not comply with the request within 60 calendar days after receipt of the notice, the request and the offer of security or indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request.

         (b) A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, interest, or any other payment required under this Indenture or the Securities, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Redemption Date or Offer Purchase Date, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected adversely without the consent of each such Holder.

         Section 6.08. Collection Suit by Trustee. The Company covenants that if an Event of Default described in Section 6.01(a) occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, with interest upon the overdue amounts and, to the extent that payment of such interest shall be legally enforceable, upon overdue interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums demanded to be paid pursuant to this Section 6.08 and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

         Section 6.09.     Trustee May File Proofs of Claim.

         (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, premium (if any), Redemption Price, Equity Offering Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price, interest (if any), or any other payment required to be made under this Indenture in connection with the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of the principal amount, premium, if any, and interest on the Securities, and any other payment provided for in this Indenture or the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding and it is expressly acknowledged that the Trustee shall not have any duty to take any such action.

         Section 6.10.     Priorities.

         (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order;

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, premium, Redemption Price, Equity Offering Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price or interest, if any, or any other payment required under this Indenture or the Securities, as the case may be, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities; and

                  THIRD:  the balance, if any, to the Company.

         (b) The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

         Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and said Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal or premium, if any, or interest on the Securities as contemplated herein or that otherwise would affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

         Section 6.14. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

                                   ARTICLE 7.

                                     TRUSTEE

         Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default,

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA, and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee has no obligation to determine the accuracy or completeness (other than as to conformity to the requirements with this Indenture) of the statements made therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and said
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a trust officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and said Sections 315(d)(1), (2) and (3) are hereby excluded from this Indenture, as permitted by the TIA.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.
         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money held by it hereunder except as the Trustee may otherwise agree in writing with the Company.

         Section 7.02. Rights of Trustee. Subject to TIA Section 315 (a) through
(d):

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the willful misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under the Indenture, provided that the Trustee's conduct does not constitute negligence or bad faith.

         (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such requests or direction.

         (g) Any request, order or demand of the Company contemplated under this Indenture shall be specifically evidenced by an Officers' Certificate (unless other evidence in respect thereof be specifically prescribed), and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company.

         Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to and is not responsible for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the registration statement for the Securities under the Securities

Act of 1933, as amended (the "Securities Act") (other than statements contained in the Form T-1 filed with the SEC under the TIA and any statements provided by the Trustee in writing specifically for use in such registration statement) or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         Section 7.05.     Notice of Defaults.

                    If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder as their names and addresses appear on the Register maintained by the Registrar notice of the Default or Event of Default within 90 calendar days after it becomes known to the Trustee unless such Default or Event of Default shall have been cured or waived.

         Section 7.06.     Reports by Trustee to Holders.

         (a) If required by the TIA at the time any such report is to be mailed, within 60 calendar days after each May 15, beginning with May 15, 1998, the Trustee shall mail to each Securityholder in accordance with TIA Section 313(c) a brief report dated as of such May 15, that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         (b) A copy of each report at the time of its mailing to Securityholders shall be filed with the Company, the SEC and each stock exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         Section 7.07.     Compensation and Indemnity.

         (a)      The Company agrees:

                  (i) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, cost or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trust hereunder and its duties hereunder, including the reasonable cost and expenses of defending itself against any claim or liability in connection with the Trustee's service as Trustee.


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

         (b) The Trustee shall have a claim prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except that, subject always to the provisions of Article 6 and the rights and priorities of the Trustee established therein, such claim of the Trustee shall not be prior to the claim of holders of the Securities with respect to money or property held in trust to pay the principal, premium (if any), interest, Redemption Price, Equity Offering Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price, and any other payment required to be made hereunder, as the case may be, on particular Securities.

         (c) The Company's payment obligation pursuant to this Section 7.07 shall be additional Indebtedness hereunder and shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in section 6.01(a)(vii) or (viii), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 7.08.     Replacement of Trustee.

         (a) The Trustee may resign by so notifying the Company in writing at least 30 Business Days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

                  (i)   the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

         (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.


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

         (d) If a successor Trustee does not take office within 30 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee under this Indenture.

         Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee.

         Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or be a member or subsidiary of a bank holding company system with on aggregate combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA
Section 310(b)(1) shall be deemed incorporated herein.

         Section 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee that has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein, as qualified by TIA Section 311(b).

         Section 7.12. Trustee's Application for Instructions From the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying any action to be taken or omitted which is different from the action or omission specified in the Trustee's proposal included in such application.


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

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

         Section 8.01. Discharge of Liability on Securities. If (i) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated and delivered (other than any Securities that shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been an authenticated and delivered) and not theretofore cancelled, or (ii) all Securities not theretofore surrendered or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year in accordance with Article 3, and the Company shall irrevocably deposit with the Trustee, as trust funds solely for the benefit of the Holders for that purpose, an amount sufficient to pay at maturity or upon redemption all of the Securities (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore surrendered or delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, then this Indenture shall cease to be of further force or effect (except as to rights of registration of transfer or exchange of the Securities provided in this Indenture) and, at the written request of the Company, accompanied by an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and upon payment of the reasonable costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee must satisfy and discharge this Indenture; provided, that the Company's obligations with respect to the payment of principal, premium if any, and interest will not terminate until the same shall apply the moneys so deposited to the payment to the Holders of Securities of all sums due and to become due thereon.

                                   ARTICLE 9.

                                   AMENDMENTS

         Section 9.01. Without Consent of Holders. From time to time, when authorized by a resolution of the Board of Directors of the Company (certified copies of which shall be retained by the Trustee), the Company and the Trustee, without notice to or the consent of the Holders of the Securities issued hereunder, may amend or supplement this Indenture, the Securities, the Intercompany Agreement and any related document as follows:

         (a) to cure any ambiguity, defect or inconsistency, or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, provided that such amendment does not adversely affect the rights of any Securityholder; or

         (b) to comply with Article 5; or

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

         (c) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

         (d) to make any other change that does not adversely affect the rights of any Securityholder; or

         (e) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

         (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company.

         Section 9.02.     With Consent of Holders.

         (a) With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company (when authorized by or pursuant to a resolution from the Board of Directors of the Company, a certified copy of which has been delivered to the Trustee) and the Trustee may amend this Indenture, the Securities, the Intercompany Agreement or any related document or may waive further compliance by the Company or any of its Subsidiaries with any provisions of this Indenture, the Securities, the Intercompany Agreement or any related document. However, without the consent of each Securityholder affected, a waiver or an amendment of any such agreement pursuant to this Section 9.02(a) may not:

                  (i) make any change to the Stated Maturity of, the principal of, premium, if any, on, any interest on, or any Equity Offering Redemption Price, Redemption Price, Net Proceeds Offer Price or Change of Control Offer Price of, any Security or impair the right to institute suit for the enforcement of any such payment or make any Security payable in money or securities other than that stated in the Security;

                  (ii) make any change in Section 6.04, Section 6.07 or this
Section 9.02; or

                  (iii) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment or any waiver provided for in this Indenture.

         (b) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         (c) After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any


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

failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

         Section 9.03. Compliance With TIA. Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

         Section 9.04. Revocation and Effect of Consents, Waivers and Actions.

         (a) Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Securities then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective in accordance with this Article 9, it shall bind every Securityholder. Any consent or waiver given by a Securityholder with respect to such matters shall bind each Securityholder giving such consent or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 calendar days after such record date unless such amendment or waiver shall have become effective in accordance with terms of this Article 9.

         Section 9.05. Notation on or Exchange of Securities. Securities authenticated and made available for delivery after any amendment or waiver pursuant to this Article 9 becomes effective may, and shall if required by the Trustee, bear a notation in form approved by the Trustee describing any such amendment or waiver. The Company may, and shall if required by the Trustee, cause new Securities so modified to be prepared and executed by the Company and thereafter delivered to the Trustee for authentication and delivery in exchange for outstanding Securities.

         Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the


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

Trustee, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

         Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

                                   ARTICLE 10.

                           SUBORDINATION OF SECURITIES

         Section 10.01. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Securities and the payment of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price or interest (if any), and any other payments required hereunder, on each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior payment in full of all Senior Indebtedness including any payment of any Senior Indebtedness that is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company, all as though such payment had not been made; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price or interest (if any), and any other payments required hereunder on each and all of the Securities in all respects shall rank equally with, or prior to, all existing and future indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

         This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

         Section 10.02. Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or


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

bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then, and in any such event:

                  (i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of the Senior Indebtedness, of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other corporation that are equity securities or are subordinated in right of payment to all Senior Indebtedness, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 10; such securities are hereinafter collectively referred to as "Permitted Junior Securities") on account of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price or interest (if any), or any other payment required hereunder, in connection with the Securities; and

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amount remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash equivalents or cash, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (iii) if, notwithstanding the foregoing provisions of this
         Section 10.02, the Trustee or the Holder of any Security shall have received, subsequent to the occurrence of any of the events described in the preceding clauses (a), (b) or (c) of this Section, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price, interest (if any) or any other payment required hereunder on the Securities before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event, such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to


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

         the extent necessary to pay all Senior Indebtedness in full in cash equivalents, cash or, at acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 10.02 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially in their entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.

         Section 10.03. Suspension of Payment When Senior Indebtedness in
Default.

         (a) Unless Section 10.02 shall be applicable, upon (i) the occurrence of a Payment Default and (ii) receipt by the Trustee and the Company from a holder or representative of holders of Designated Senior Indebtedness of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price, interest (if any) or any other payment required to be made hereunder or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Default shall have been cured or waived by the holder of Senior Indebtedness or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

         (b) Unless Section 10.02 shall be applicable, upon (i) the occurrence of a Non-payment Default and (ii) receipt by the Trustee and the Company from a Senior Indebtedness Representative of written notice of such occurrence, no payment or distribution of any assets of the Company of any character (excluding Permitted Junior Securities) shall be made by the Company on account of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price, or interest (if any), or any other payments required to be made hereunder or on account of the purchase or redemption or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Company and Trustee of such notice and ending upon the earlier of (x) more than 179 days having elapsed since receipt of such written notice by the Company or Trustee, whichever was earlier, (y) the date on which such Non-payment Default shall have been cured or waived by the holder of Senior Indebtedness or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full or (z) the date on


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

which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Designated Senior Indebtedness holder or representative initiating such Payment Blockage Period, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period can be commenced with respect to the Securities within any 360-day period and no Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof.

         (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Senior Indebtedness Representative or as a court shall direct. The Trustee shall be protected from, and shall not have, any liability incurred by it resulting from its reliance on any notice from a Senior Indebtedness Representative or the order of any court.

         Section 10.04. Payment Permitted if No Default. Nothing contained in this Article 10, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02 or under the conditions described in
Section 10.03, from making payments at any time of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price, or interest (if any), on the Securities.

         Section 10.05. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which is subordinated to Senior Indebtedness of the Company to the same extent as the Securities are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness, from time to time, to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price or interest (if any), and any other payment required to be made hereunder in connection with the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to the holders of Senior Indebtedness


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by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         Section 10.06. Provisions Solely to Define Relative Rights. The provisions of this Article 10 are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal, premium (if any) Equity Offering Redemption Price, Redemption Price, Change of Control Offer Price, Net Proceeds Offer Price or interest (if any), and any other payment required to be made hereunder in connection with the Securities as and when the same shall become due and payable in accordance with their terms; and (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness.

         Section 10.07. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee as his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

         Section 10.08. No Waiver of Subordination Provisions.

         (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without limiting the generality of Subsection (a) of this Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holder of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10, or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, alter, or increase (to the extent permitted in this Indenture), Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; (4) exercise or refrain from exercising any rights against the Company and any other Person; and (5) have any collateral documents or liens relating to Senior Indebtedness prove to be unenforceable; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article 10.

         Section 10.09. Notice to Trustee.

         (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article 10 or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a Senior Indebtedness Representative; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal, premium (if any), Equity Offering Redemption Price, Redemption Price, Change of Control Purchase Price, Net Proceeds Offer Price or interest (if any), and any other payment required to be made hereunder in connection with any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

         (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Indebtedness Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         Section 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Article 7. Notwithstanding anything contained herein to the contrary, the Trustee is subject to TIA Section 310(b).

         Section 10.12. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the terms "Trustee" as used in this
Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article 10 in addition to or in place of the Trustee except for purposes of delivery of a notice pursuant to Section 10.03; provided, however, that this
Section 10.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 10.13. No Suspension of Remedies. Nothing contained in this
Article 10 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 of this Indenture or to pursue any right or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Senior Indebtedness.

         Section 10.14. Trustee's Relation to Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article 10 against the Trustee or shall otherwise be deemed to exist. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise, unless such mistaken payment or delivery is made as a result of any negligent act, negligent failure to act or willful misconduct on the part of the Trustee.

                                   ARTICLE 11.

                       DEFEASANCE AND COVENANT DEFEASANCE

         Section 11.01. Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option by resolution of the Board of Directors, a certified copy of which has been delivered to the Trustee, at any time, with respect to the Securities, elect to have either Section 11.02 or Section 11.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 11.

         Section 11.02. Defeasance and Discharge. Upon the Company's exercise under Section 11.01 of the option applicable to this Section 11.02, the Company and its Subsidiaries shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 11.04 and as more fully set forth in such Section, payments in respect of the Principal Amount, premium (if any) and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.06, 2.07, 2.09, 4.05 and 4.22 (only as it relates to the Company's corporate existence and franchises), (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 11. Subject to compliance with this Article 11, the Company may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 with respect to the Securities.

         Section 11.03. Covenant Defeasance. Upon the Company's exercise under
Section 11.01 of the option applicable to this Section 11.03, the Company and its Subsidiaries shall be released from their respective obligations under the covenants contained in Articles 5 and 10 and in Sections 4.06 through 4.17, 4.20 and 4.24 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(a)(i)(B) or (C), 6.01(a)(ii) (only as to Sections 4.06 and 4.08),
6.01(a)(iii) or Section 6.01(a)(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 11.01 of the option applicable to Section 11.03, Sections 6.01(a)(iii) through 6.01(a)(ix) (other than Section 6.01(a)(vii) and Section 6.01(a)(viii)) shall not constitute Events of Default.

         Section 11.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.02 or
Section 11.03 to the outstanding Securities:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 11 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. dollars in an amount, or (B) U.S. Government Obligations (defined below), or a combination thereof, that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal, premium, if any, interest and all other amounts owing with respect to the outstanding Securities on their Stated Maturity, (ii) any mandatory payments applicable to the outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and (iii) any fees, expenses and other amounts owing to the Trustee under this Indenture or otherwise and an amount mutually agreed upon by the Company and the Trustee to compensate the Trustee for, and pay the costs and expenses of the administration of the funds and other assets held by the Trustee pursuant to this Article 11 and any ongoing obligations under this Indenture after the defeasance has occurred; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

         (b) In the case of an election under Section 11.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (c) In the case of an election under Section 11.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as
Section 6.01(a)(vii) or (viii) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

         (f) In the case of an election under either Section 11.02 or 11.03, the Company shall have delivered to the Trustee an Opinion of Counsel acceptable in form and substance to the Trustee, in its sole discretion to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) In the case of an election under either Section 11.02 or 11.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section
11.02 or 11.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under
Section 11.02 or the covenant defeasance under Section 11.03 (as the case may be) have been complied with as contemplated by this Section 11.04.

         On and after the date the conditions set forth above are satisfied, the United States dollars or U.S. Government Obligations so deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the provisions of Article 10.

         Section 11.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 11.05, the "Trustee") pursuant to Section 11.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding, however, the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article 10.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request any money or U.S. Government Obligations held by it as provided in Section 11.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

         Section 11.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 11.02 or 11.03, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.02 or 11.03, as the case may be; provided, however, that, if the Company makes any payment on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 12.

                                  MISCELLANEOUS

         Section 12.01. TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of
Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless this Indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.

         Section 12.02. Notices.

         (a) Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows:

         If to the Company:

             Associated Materials Incorporated
             2200 Ross Avenue, Suite. 4100 East
             Dallas, Texas 75201
             Attn:  Treasurer

         If to the Trustee:

             U.S. Trust Company of Texas, N.A.
             2001 Ross Avenue, Suite. 2700
             Dallas, Texas 75201
             Attention: Corporate Trust Department

         If to KeyBank, N.A.:

             KeyBank, N.A.
             127 Public Square, 6th Floor
             Cleveland, OH  44114
             Attention: Ken Horner

         (b) The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (c) Any notice or communication given to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the Register maintained by the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         (d) Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that the Trustee shall be deemed to have received any notice or communication directed to it only at such time as such notice or communication is actually received by its offices at its address for notice set forth above.

         (e) If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

         Section 12.03. Communication by Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 12.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall be duly executed and shall include:

         (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 12.06. Separability Clause. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

         Section 12.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no principal, premium, if any, or interest installment shall accrue interest for the intervening period.

         Section 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE OR ENTERED INTO AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 12.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

         Section 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         Section 12.12. Legal Interest Limitations. This Indenture and the Securities are intended to conform strictly to all applicable state and federal usury laws, and they are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Securities or otherwise, shall the amount contracted for, charged or received by the Securityholders for the use, forbearance or detention of the money to be loaned by them to the Company, or for the payment or performance of any covenant or obligation contained in this Indenture, the Security or any other document evidencing, securing or pertaining to the Indebtedness evidenced by the Securities that may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount that the Securityholders are legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever, fulfillment of any provision in this Indenture, the Security or such other document, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance any Securityholder ever receives as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount that would be excessive interest shall be applied to the reduction of the principal amount of the Securities held by such Person, and any other amounts due under any other instrument evidencing, securing or pertaining to the Indebtedness evidenced by the Securities, but not to the payment of interest; and if such amount which would be excessive interest exceeds the unpaid balance of principal of such Securities and all other non-interest indebtedness described above, then such additional amount shall be refunded to the Company. All sums paid or agreed to be paid by the Company for the use, forbearance or detention of money by the Company to Securityholders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the term of such Indebtedness until payment in full so that the amount of interest on account of such Indebtedness is uniform throughout the term thereof and does not exceed the maximum permitted by applicable law. The terms and provisions of this Section 12.12 shall control and supersede every other provision of this Indenture, the Securities and all related documents.

                         ACCEPTANCE OF TRUST BY TRUSTEE

         U.S. Trust Company of Texas, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                                   SIGNATURES

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                     ASSOCIATED MATERIALS INCORPORATED


                                     By:  /s/ William W. Winspear
                                          ------------------------------------
                                          William W. Winspear
                                          Chairman of the Board, President and
                                          Chief Executive Officer


[SEAL]

Attest:

/s/ Robert L. Winspear
-------------------------------
Robert L. Winspear
Vice President, Treasurer and
Secretary


                                     U.S. TRUST COMPANY OF TEXAS, N.A.
                                     as Trustee

                                     By:  /s/ John C. Stohlmann
                                          ------------------------------------
                                          John C. Stohlmann
                                          Vice President


[SEAL]

Attest:

/s/ Gerald F. Facendola
-------------------------------
Name:  Gerald F. Facendola
     --------------------------
Title:
      -------------------------

STATE OF NEW YORK                       )
                                        )  ss:
COUNTY OF NEW YORK                      )

         On this 3rd day of March, 1998, before me personally came Robert L. Winspear to me known, who, being by me duly sworn, did depose and say that he resides at Dallas, Texas; that he is the Vice President, Treasurer and Secretary of ASSOCIATED MATERIALS INCORPORATED one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal or a facsimile thereof affixed to the said instrument is such corporate seal or a facsimile thereof; that is/was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Barry Smith
                                             ---------------------------------
                                             Notary Public

                                                       [NOTARY SEAL]


STATE OF NEW YORK                       )
                                        )  ss:
COUNTY OF NEW YORK                      )

         On this 3rd day of March, 1998, before me personally came John C. Stohlmann, to me known, who, being by me duly sworn, did depose, acknowledge and say that he resides at Dallas, Texas; that he is a Vice President of U.S. Trust Company of Texas, N.A., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal or a facsimile thereof affixed to the said instrument is such corporate seal or a facsimile thereof; that is/was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Barry Smith
                                             ---------------------------------
                                             Notary Public

                                                       [NOTARY SEAL]

                                   SCHEDULE I

                              EXISTING INVESTMENTS


Capital contributions made by the Company to Amercord prior to January 1, 1998.

                                   SCHEDULE II

                              EXISTING INDEBTEDNESS




                         Amount                     Collateral

Bank Credit           $50,000,000   Certain of the Company's bank deposits
Agreement                           and all accounts receivable, chattel paper,
                                    instruments, inventory, machinery and
                                    equipment, contract rights and general
                                    intangibles, other than the Company's
                                    shares of Amercord Inc.

Taxable Notes         $ 4,950,000   Secured by Letter of Credit issued by
                                    KeyBank

11 1/2 Senior
Subordinated Notes    $75,000,000


Various other amounts and forms of Indebtedness that are immaterial, in an amount that does not exceed $500,000 in the aggregate.

                                    EXHIBIT A

                                FORM OF SECURITY

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                        ASSOCIATED MATERIALS INCORPORATED

                    9 1/4% Senior Subordinated Notes due 2008

No. _____________                                                $ __________

Associated Materials Incorporated, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), promises to pay to ________________ or registered assigns, the principal amount of ____________ Dollars ($________) on March 1, 2008.

    Interest Payment Dates:    March 1 and September 1, commencing September 1,
                               1998

    Record Dates:    February 15 and August 15.

    Additional provisions of this Security are set forth on the other side of this Security.

Dated:  _______________

                                     ASSOCIATED MATERIALS INCORPORATED

[SEAL]                               By:
                                        --------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the [Global] Securities referred to in the within-mentioned Indenture.

U.S. Trust Company of Texas, N.A., as Trustee

By:
   --------------------------------------------
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                    9 1/4% Senior Subordinated Notes due 2008

         [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

1.       Interest

         Associated Materials Incorporated, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest shall be payable semi-annually on each Interest Payment Date, commencing September 1, 1998. Interest on the Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from March 3, 1998; provided, that, if there is no existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the succeeding Interest Payment Date, interest shall accrue from such succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

2.       Method of Payment

         On each Interest Payment Date the Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on February 15 and August 15, as applicable, whether or not such record date is a Business Day (the "record date") immediately preceding such Interest Payment Date, even if the Security is cancelled on registration of transfer or registration of exchange after such record date (other than with respect to the purchase of Securities pursuant to an offer to purchase Securities made in connection with

--------------------
(1) This legend should be included only if the Security is issued in Global form.

Sections 4.16 or 4.17 of the Indenture). Holders must surrender Securities to a Paying Agent to collect principal payments. Principal, premium, if any, interest and any other amounts due pursuant to the terms of this Security or the Indenture shall be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Security is a Global Security such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest due on a Security which is not a Global Security by check payable in such money. The Company may mail an interest payment with respect to any Security that is not a Global Security to a Securityholder's registered address.

3.       Paying Agent and Registrar

         Initially, the Trustee shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company may act as Paying Agent, Registrar or co-registrar.

4.       Indenture; Subordination

         The Company issued the Securities under an Indenture, dated as of March 3, 1998 (the "Indenture"), between the Company and the Trustee. In addition to the terms set forth herein, the terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the ("TIA") and as provided in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are limited to $100,000,000 aggregate principal amount. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions. Each Holder of this Security, by its acceptance hereof, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on behalf of the Holder to take such action as may be necessary or appropriate to effect the subordination as provided in the Indenture.

5.       Optional Redemption

         The Company may redeem up to 25% of the aggregate principal amount of the Securities at any time on or before March 1, 2001 and within 60 days following the closing of a public offering of common stock of the Company and utilizing the net proceeds therefrom; provided that at least $65,000000 in aggregate principal amount of the Securities remain outstanding after the occurrence of such redemption. Any such redemption shall be made at a redemption price of

109.250% of the principal amount of the Securities, plus accrued and unpaid interest, if any, on such amount to the Redemption Date.

         In addition, the Securities are redeemable as a whole, or from time to time in part, at any time on and after March 1, 2003, at the option of the Company at the following redemption prices (expressed as a percentage of principal), together with accrued and unpaid interest to the Redemption Date, if redeemed in the twelve-month period commencing March 1 of the years indicated below:

            Redemption Year                    Redemption Price
            ---------------                    ----------------
            2003                                   104.625%
            2004                                   103.083%
            2005                                   101.542%
            2006 and thereafter                    100.000%

         Notice of redemption shall be mailed at least 30 calendar days but not more than 60 calendar days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

6. Requirement That the Company Offer to Purchase Securities Under Certain Circumstances

         Subject to the terms and conditions of the Indenture, the Company shall be obligated in certain circumstances to apply the Excess Proceeds from certain Asset Dispositions to offer to purchase Securities at 100% of principal amount plus accrued interest in accordance with Section 4.16 of the Indenture.

         Subject to the terms and conditions of the Indenture, within 30 calendar days following the occurrence of a Change of Control of the Company, the Company is obligated to offer to purchase any and all of the Securities pursuant to Section 4.17 of the Indenture, at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase.

7.       Denominations; Transfer; Exchange

         The Securities are issuable in denominations of $1,000 of principal amount and integral multiples of $1,000 of principal amount. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law, or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 calendar days before a selection of Securities to be redeemed.

8.       Persons Deemed Owners

         The registered Holder of this Security may be treated as the absolute owner of this Security for all purposes whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee.

9.       Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Intercompany Agreement and any related documents may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults and noncompliance with certain provisions of the Indenture, the Securities, the Intercompany Agreement and any related documents may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture, the Securities, the Intercompany Agreement and any related documents to cure any ambiguity, defect or inconsistency or to correct or supplement any provision herein or therein, that may be defective or inconsistent with any other provision herein or therein, provided that such amendment does not adversely affect the rights of any Securityholder; or to comply with Article 5 of the Indenture; or to provide for uncertificated Securities in addition to certificated Securities; or to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA; or to make any change that does not adversely affect the rights of any Securityholder; or to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company.

10.      Defaults and Remedies

         Under the Indenture, Events of Default include, among other things, (i) a default in payment of the principal of (or premium, if any, on) any Securities when the same becomes due and payable at maturity, by acceleration or otherwise, or default in payment of the Equity Offering Redemption Price or Redemption Price on the applicable Redemption Date or of the Change of Control Offer Price or Net Proceeds Offer Price on the applicable offer purchase date, (ii) a default in the payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the Indenture, or a default under certain provisions of the Indenture, subject to the grace period contained in the Indenture, (iii) the Company defaults in the performance of, or breaches the terms of, certain covenants and agreements contained in the Indenture, (iv) the Company fails to comply with, or breaches, any other covenants or agreements in the Securities or the Indenture and such failure or breach continues for 60 calendar days after receipt by the Company of a Notice of Default, (v) the Company or any Restricted Subsidiary of the Company defaults in the payment of any principal of or interest on any Indebtedness (other than Indebtedness constituting reimbursement obligations with respect to the letter(s) of credit securing the Company's Taxable Notes to the extent such default does not constitute a default under the Bank Credit Agreement) when due (after giving effect to any applicable grace period under such Indebtedness) and the principal amount of such Indebtedness exceeds $5,000,000 in the aggregate,
(vi) an event of default on any other Indebtedness of the Company or any Restricted Subsidiary of the Company having an aggregate amount outstanding in excess of $5,000,000 (excluding the Taxable Notes of the Company to the extent such default does not also constitute an event of default under the Bank Credit Agreement), and such event of default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable in advance of its scheduled maturity, (vii) certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary, or (viii) final judgments for the payment of amounts in excess of $5,000,000 (net of amounts covered by insurance as to which a claim has been made and no reservation of rights is being asserted by such carrier) are rendered against the Company or any material Restricted Subsidiary of the Company and any creditor has commenced any enforcement proceeding upon such judgment in accordance with applicable law and such enforcement proceeding is not stayed or dismissed within five business days of the commencement thereof, or such judgment remains unstayed or undischarged for 60 calendar days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that shall result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.

11.      Trustee Dealings With the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13.      Authentication

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

14.      Defeasance

         The Securities, and certain covenants of the Indenture, are subject to defeasance as described in the Indenture.

15.      GOVERNING LAW

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         The Company will furnish without charge to any Holder of Securities upon written request a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Associated Materials Incorporated
                  2200 Ross Avenue, Suite 4100 East
                  Dallas, Texas 75201
                  Attn:  Treasurer

                                [ASSIGNMENT FORM]

If you, the holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address, zip code and social security number or tax ID number)

and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

Date:                                 Signature:
     ------------------------                   -------------------------------

                                                -------------------------------
                                                (Sign exactly as your name(s)
                                                appear(s) on the other side of
                                                this Security)

                                      Signature Guaranteed

                                      By:
                                         -------------------------------------

                  [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

         If you wish to elect to have this Security purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, check the box: [ ]

         If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, state the amount in integral multiples of $1,000: $

Date:                                  Signature:
     -----------------------                     ------------------------------

                                                 ------------------------------
                                                 (Sign exactly as your name(s)
                                                 appear(s) on the other side of
                                                 this Security)

                                       Signature Guaranteed

                                       By:
                                          -------------------------------------

                  SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY(2)



           The following exchanges of a part of this Global Security for Definitive Securities have been made:

-----------------------------------------------------------------------------------------------------------------------
Date of     Amount of decrease in     Amount of increase in       Principal Amount of this      Signature of authorized
Exchange    Principal Amount of       Principal Amount of this    Global Security following     officer of Trustee
            this Global Security      Global Security             such decrease (or increase)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------



-------------------
                                      A-10
(2) This schedule should be included only if the Security is issued in Global form.

                                    EXHIBIT B

                         FORM OF INTERCOMPANY AGREEMENT

                                   EXHIBIT B

                                INTERCOMPANY NOTE

                                  Dallas, Texas

         FOR VALUE RECEIVED, the undersigned, _______________________, a corporation ("Maker"), hereby unconditionally promises to pay to the order of Associated Materials Incorporated, a Delaware corporation ("Payee"), at 2200 Ross Avenue, Suite 4100 East, Dallas, Texas 75201, or such other address given to Maker by Payee, the principal sum of $_________.

         SECTION 1. Payment Obligations. Maker shall pay interest on _____________ of each year. Interest shall accrue at the rate of ______.

         All unpaid principal of and accrued but unpaid interest on this Note shall be payable on ____________, ______.

         SECTION 2. Default Rate. All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the lesser of the highest lawful rate and ____ per annum.

         SECTION 3. Rights and Remedies. If Maker shall fail to pay when due the accrued interest on this Note and such failure shall not be cured within thirty
(30) days, then Payee may declare the unpaid principal of this Note, and unpaid interest on this Note, to be immediately due and payable, and the same shall thereupon become due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by Maker.

         SECTION 4. Waiver. Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any Security for the payment of this Note, and hereby consent to any and all, renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         SECTION 5. Subsequent Advances. This Note shall represent the unpaid principal balance of an account payable owing by Maker to Payee on the date hereof. Payee shall have no obligation to make any additional advances to Maker.

         SECTION 6. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

         Payee:            Associated Materials Incorporated
                           2200 Ross Avenue, Suite 4100 East
                           Dallas, Texas 75201
                           Attn: Treasurer

         Maker:
                           ----------------------------------

                           ----------------------------------

                           ----------------------------------

         The foregoing is not intended and shall not be deemed under any circumstances to require the holder hereof to give notice of any type or nature to Maker not expressly required by other provisions of this Note.

         SECTION 7. Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note, any amount in excess of the highest lawful rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

         SECTION 8. Applicable Law. THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS

THEREOF, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE.

                                       By:
                                          ------------------------------------
                                                                   , Treasurer
                                          -------------------------